Supplemental Information Third Quarter 2023

2 Table of Contents Page Company Highlights 5 Financial Information 8 Debt & Capitalization 23 Leasing Activity & Asset Management 29 Components of Net Asset Value 31 Property Information 33 Portfolio Characteristics 38 Notes & Definitions 58

3 Disclaimer Disclaimer on Forward-Looking Statements This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward- looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The forward-looking statements contained in this document reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: general economic and financial conditions; market volatility; inflation; any potential recession or threat of recession; interest rates; recent and ongoing disruption in the debt and banking markets; occupancy, rent deferrals and the financial condition of our tenants; whether work-from-home trends or other factors will impact the attractiveness of industrial and/or office assets; whether we will be successful in renewing leases as they expire; future financial and operating results, plans, objectives, expectations and intentions; expected sources of financing, including the ability to maintain the commitments under our revolving credit facility, and the availability and attractiveness of the terms of any such financing; legislative and regulatory changes that could adversely affect our business; our future capital expenditures, operating expenses, net income, operating income, cash flow and developments and trends of the real estate industry; whether we will be successful in the pursuit of our business plan, including any dispositions; whether we will succeed in our investment objectives; any fluctuation and/or volatility of the trading price of our common shares; risks associated with our dependence on key personnel whose continued service is not guaranteed; and other factors, including those risks disclosed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission. While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this document. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this document, except as required by applicable law. We caution investors not to place undue reliance on any forward-looking statements, which are based only on information currently available to us. Notice Regarding Non-GAAP Financial Measures. In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published.

Company Highlights

5 High-Quality Portfolio of Office & Industrial Properties Net-Leased to a Diversified Pool of Creditworthy Tenants4 73 Properties 18.1M Square Feet 24 States 96.4%3 Leased 24%/56%/20%1 Industrial/ Office/Other 6.3 Years1 WALT 60.1%1,2 Investment Grade 1.9%1 Avg. Annual Rent Escalations 1 Weighted average based on ABR. 2 Represents ratings of tenants, guarantors or non-guarantor parent entities. There can be no assurance that such guarantors or parent entities will satisfy the tenant’s lease obligations. For more information, see definition of investment grade in "Notes and Definitions." 3 Based on rentable square feet. 4 Peakstone Realty Trust has no affiliation, connection or association with and is not sponsored or approved by the tenants of its properties. Peakstone Realty Trust has not approved or sponsored its tenants or their products and services. All product and company names, logos and slogans are the trademarks or service marks of their respective owners. Industrial Office Wholly-Owned Portfolio Snapshot As of September 30, 2023 Unaudited Unaudited AT&T

Wholly-Owned Portfolio
As of September 30, 2023

(Unaudited, USD in thousands)	Number of Properties	Economic Occupancy[1]	Total Rentable Square Feet	WALT (years)[2]	Annualized Base Rent	Investment Grade by Segment[3]
Industrial[4]	19	100.0 %	9,001,800	6.3	$ 48,777	58.5 %
Office[5]	36	97.0	5,684,400	7.7	113,528	64.8
TOTAL / WEIGHTED AVERAGE INDUSTRIAL AND OFFICE	**55**	**98.8 %**	**14,686,200**	**7.3**	**$ 162,305**	**62.9 %**
Other[6]	18	83.1	3,413,800	2.7	40,551	48.9
TOTAL / WEIGHTED AVERAGE PORTFOLIO	**73**	**95.9 %**	**18,100,000** [7]	**6.3**	**$ 202,856**	**60.1 %**

[1] Based on rentable square feet.
[2] Weighted average based on ABR.
[3] Weighted average based on ABR. Represents ratings of tenants, guarantors or non-guarantor parent entities. There can be no assurance that such guarantors or parent entities will satisfy the tenant's lease obligations. For more information, see definition of investment grade in "Notes and Definitions."
[4] The Industrial segment consists of high-quality, well-located industrial properties with modern specifications.
[5] The Office segment consists of newer, high-quality, and business-essential office properties. During Q3, the Company reclassified 136 & 204 Capcom as two distinct properties.
[6] The Other segment consists of vacant and non-core properties, together with other properties in the same cross-collateralized loan pools. This segment includes properties that are either non-stabilized, leased to tenants with shorter lease terms or are being evaluated for repositioning, re-leasing or potential sale.
[7] Includes approximately 4.5K of square feet, from two properties, subject to leases with third parties for building amenities that do not generate net rent (e.g. a health club and a cafe).

Peakstone REALTY TRUST

6

7 Consolidated Leverage $516.6 million40.0% Net Debt + Preferred / Total Gross Real Estate (consol.) $(2.79)/$0.78 FFO/AFFO Per Share/Unit2 6.4x Net Debt + Preferred / Normalized EBITDAre (consol.)4 Total Revenues $61.7 million Same Store Cash NOI3 Liquidity5 1 Calculated based on weighted average number of common shares outstanding - basic and diluted of 35,975,483. 2 Calculated based on weighted average number of common shares outstanding - basic and diluted of 35,975,483 and weighted average number of OP Units outstanding of 3,482,977 for a total of 39,458,460 shares. Excluding the $129.3 million impairment provision for the investment in unconsolidated entity, FFO for the third quarter would have been approximately $19.1 million or $0.48 per basic and diluted share. FFO and AFFO are non-GAAP financial measures. See slide 19 for reconciliations. 3 Same Store Cash NOI is a non-GAAP financial measure. See slide 18 for reconciliation. 4 See slide 24 for Net Debt + Preferred details. See Slide 20 for Normalized EBITDAre calculation. 5 See"Debt & Capitalization" section for liquidity calculation. 6 Based on rentable square feet. 95.9%/96.4% Occupied/Leased6 Third Quarter Highlights • Sold one Other segment property for approximately $8.3 million of gross disposition proceeds. • Paid off the Samonsite Mortgage Loan with an outstanding principal balance of approximately $17.1 million and a contractual interest rate of 6.08%. • Executed a 7.5 year early lease renewal for one property totaling 56,600 square feet and a short-term lease renewal for one property totaling 60,000 square feet. • Entered into a $200 million at-the-market equity offering program. • Board of Trustees declared $0.225 per common share dividend for the third quarter. Third Quarter 2023 Highlights (unaudited) Net Income Attributable to Common Shareholders Per Share1 $(3.55) Debt Ratio $48.1 million

Financial Information

Selected Financial Data

(Unaudited, USD in thousands, except per share metrics)	9/30/2023	6/30/2023	For the Quarter Ended 3/31/2023	12/31/2022	9/30/2022
SELECTED FINANCIAL DATA					
Net income attributable to common shareholders per share - basic and diluted[1]	$ (3.55)	$ (11.59)	$ 0.17	$ (6.34)	$ (3.08)
FFO per share/unit - basic and diluted[2]	$ (2.79)	$ (0.27)	$ 0.37	$ (3.09)	$ 0.68
AFFO per share/unit - basic and diluted[2]	$ 0.78	$ 0.73	$ 0.68	$ 0.75	$ 1.08
Interest expense	$ 16,126	$ 16,068	$ 17,014	$ 16,501	$ 24,283
Operating margin	78.4 %	79.4 %	79.9 %	78.9 %	76.0 %
Normalized EBITDAre[3]	$ 58,297	$ 56,898	$ 58,383	$ 57,924	$ 64,350
Adjusted EBITDA[3]	$ 41,584	$ 40,095	$ 41,144	$ 42,553	$ 67,968
WHOLLY-OWNED PORTFOLIO STATISTICS					
Rentable Square Feet[4]	18,100,000	18,245,900	18,973,400	19,889,600	21,058,200
Economic Occupancy (based on rentable square feet)	95.9 %	95.4 %	94.6 %	94.8 %	95.1 %
Leased (based on rentable square feet)	96.4 %	96.0 %	95.3 %	95.5 %	95.6 %
CAPITALIZATION					
Outstanding Common Shares	35,997,549	35,924,476	36,006,922	35,999,898	36,007,433
Weighted average number of common shares outstanding - basic and diluted	35,975,483	35,922,706	35,999,325	35,999,203	36,081,363
Weighted-average outstanding OP Units	3,482,977	3,528,666	3,537,654	3,537,654	3,537,654
Series A Preferred Shares[5]	—	—	5,000,000	5,000,000	5,000,000
Total Consolidated Debt	$ 1,448,224	$ 1,467,146	$ 1,468,930	$ 1,489,803	$ 1,491,689
Total Cash, Cash Equivalents and Restricted Cash	$ 370,097	$ 363,668	$ 370,209	$ 237,944	$ 87,883

[1] Calculated based on weighted average number of common shares outstanding - basic and diluted of 35,975,483.
[2] Calculated based on weighted average number of common shares outstanding - basic and diluted of 35,975,483 and weighted average number of OP Units outstanding of 3,482,977 for a total of 39,458,460 shares. FFO and AFFO are non-gaap financial measures. See slide 19 for reconciliations.
[3] EBITDA is a non-GAAP financial measure. See slide 20 for reconciliations.
[4] For Q3, includes approximately 4.5K of square feet, from two properties, subject to leases with third parties for building amenities that do not generate net rent (e.g. a health club and a cafe).
[5] On April 10, 2023, the Company redeemed all issued and outstanding preferred shares (5mm Series A Preferred Shares which were issued to and held by third-party international investors).

Peakstone
REALTY TRUST

9

10 For the Quarter Ended (Unaudited, USD in thousands) 9/30/2023 6/30/2023 3/31/2023 12/31/2022 9/30/2022 REVENUES BY SEGMENT Industrial $ 13,934 $ 13,981 $ 14,594 $ 15,945 $ 15,095 Office 34,022 34,999 39,189 45,643 72,128 Industrial and Office Total 47,956 48,980 53,783 61,588 87,223 Other 13,757 13,560 13,190 14,305 14,107 Total Revenues $ 61,713 $ 62,540 $ 66,973 $ 75,893 $ 101,330 NOI BY SEGMENT1 Industrial $ 12,050 $ 12,320 $ 12,630 $ 13,564 $ 13,389 Office 27,920 28,923 32,852 37,320 54,366 Industrial and Office Total 39,970 41,243 45,482 50,884 67,755 Other 8,397 8,403 8,037 8,998 9,299 Total NOI $ 48,367 $ 49,646 $ 53,519 $ 59,882 $ 77,054 CASH NOI BY SEGMENT1 Industrial $ 11,901 $ 12,117 $ 12,394 $ 13,300 $ 12,846 Office 27,430 26,885 29,396 32,723 52,879 Industrial and Office Total 39,331 39,002 41,790 46,023 65,725 Other 8,598 8,564 8,226 8,626 8,344 Total Cash NOI $ 47,929 $ 47,566 $ 50,016 $ 54,649 $ 74,069 Selected Financial Data (continued) 1 NOI and Cash NOI are non-gaap financial measures. See slide 16 for reconciliations of NOI and Cash NOI for the periods ending 9/30/2023 and 9/30/2022 and slide 64 for reconciliations of NOI and Cash NOI for the interim periods ending 6/30/2023, 3/31/2023, and 12/31/2022.

Consolidated Statement of Operations

(Unaudited, USD in thousands, except per share metrics)	9/30/2023	6/30/2023	For the Quarter Ended 3/31/2023	12/31/2022	9/30/2022
REVENUES					
Rental income	$ 61,713	$ 62,540	$ 66,973	$ 75,893	$ 101,330
EXPENSES					
Property operating expense	7,829	6,919	7,110	9,357	13,716
Property tax expense	5,077	5,545	5,822	6,065	9,737
Property management fees	440	430	522	589	823
General and administrative expenses	9,653	12,030 [1]	9,728	11,532	9,521
Corporate operating expenses to related parties	257	341	378	284	140
Depreciation and amortization	25,003	30,472	31,356	35,275	42,628
Real estate impairment provision	–	397,373	–	41,323	10,697
Total expenses	48,259	453,110	54,916	104,425	87,262
Income (loss) before other income (expenses)	13,454	(390,570)	12,057	(28,532)	14,068
OTHER INCOME (EXPENSES)					
Interest expense	(16,126)	(16,068)	(17,014)	(16,501)	(24,283)
Other income (expense), net	3,654	2,747	1,212	(355)	(162)
Debt breakage cost	–	–	–	–	(13,249)
Net loss from investment in unconsolidated entity	(144,598)	(17,508)	(14,661)	(9,993)	–
Gain (loss) from disposition of assets, net	3,748	(9,701)	30,610	(43,767)	(95,513)
Goodwill impairment provision	–	–	–	(135,270)	–
Transaction expenses	(80)	(21,303) [2]	(3,187)	(13,724)	(234)
NET (LOSS) INCOME	(139,948)	(452,403)	9,017	(248,142)	(119,373)
Distributions to redeemable preferred shareholders	–	–	(2,376)	(2,516)	(2,516)
Preferred units redemption	–	(4,970) [3]	–	–	–
Net loss (income) attributable to noncontrolling interests	12,353	40,909	(585)	22,071	10,710
Net (loss) income attributable to controlling interests	(127,595)	(416,464)	6,056	(228,587)	(111,179)
Distributions to redeemable noncontrolling interests attributable to common shareholders	–	(13)	(23)	(45)	(45)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	**$ (127,595)**	**$ (416,477)**	**$ 6,033**	**$ (228,632)**	**$ (111,224)**
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS PER BASIC & DILUTED SHARE	**$ (3.55)**	**$ (11.59)**	**$ 0.17**	**$ (6.34)**	**$ (3.08)**
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC & DILUTED	**35,975,483**	**35,922,706**	**35,999,325**	**35,999,203**	**36,081,363**

[1] Includes approximately $2.0 million of employee severance related to the recent departure of one of the Company's former officers and $0.3 million due to the timing of deferred compensation.
[2] Includes approximately $21.3 million in various banking, advisory, legal and filing fees for the listing of the Company's common shares on the New York Stock Exchange.
[3] Represents write-off of capitalized offering costs related to the initial issuance of the Series A Preferred Shares, which were written off during the quarter as a non-cash expense as a result of the redemption.

Peakstone REALTY TRUST

11

12 As of (Unaudited, USD in thousands) 9/30/2023 6/30/2023 3/31/2023 12/31/2022 9/30/2022 ASSETS Cash and cash equivalents $ 364,446 $ 360,626 $ 368,210 $ 233,180 $ 75,838 Restricted cash 5,651 3,042 1,999 4,764 12,045 Real estate Land 244,369 245,872 316,341 327,408 380,998 Building and improvements 2,042,347 2,045,409 2,523,243 2,631,965 2,865,548 Tenant origination and absorption cost 418,896 421,795 524,750 535,889 598,662 Construction in progress 2,197 1,576 8,223 1,994 2,795 TOTAL REAL ESTATE 2,707,809 2,714,652 3,372,557 3,497,256 3,848,003 Less accumulated depreciation and amortization (546,732) (526,085) (638,428) (644,639) (682,814) Total real estate, net 2,161,077 2,188,567 2,734,129 2,852,617 3,165,189 Investments in unconsolidated entity — 146,395 164,876 178,647 194,485 Intangible assets, net 30,572 31,315 32,870 33,861 35,281 Deferred rent receivable 63,874 63,053 69,677 79,572 81,156 Deferred leasing costs, net 17,087 17,432 20,262 26,507 26,268 Goodwill 94,678 94,678 94,678 94,678 229,948 Due from related parties — — — — 226 Right of use asset 34,175 34,615 35,013 35,453 35,894 Interest rate swap asset 39,687 41,046 33,038 41,404 42,724 Other assets 28,962 29,457 29,854 31,877 35,347 Real estate assets and other assets held for sale, net — — — 20,816 — TOTAL ASSETS $ 2,840,209 $ 3,010,226 $ 3,584,606 $ 3,633,376 $ 3,934,401 Consolidated Balance Sheet

13 As of (Unaudited, USD in thousands) 9/30/2023 6/30/2023 3/31/2023 12/31/2022 9/30/2022 LIABILITIES AND EQUITY Debt, net $ 1,442,003 $ 1,460,536 $ 1,461,584 $ 1,485,402 $ 1,486,783 Distributions payable 8,296 8,295 5,164 12,402 12,111 Due to related parties 706 1,043 876 1,458 1,636 Intangible liabilities, net 17,104 17,989 19,818 20,658 22,989 Lease liability 46,368 46,368 46,320 46,519 46,598 Accrued expenses and other liabilities 80,452 81,169 79,741 80,802 92,246 TOTAL LIABILITIES 1,594,929 1,615,400 1,613,503 1,647,241 1,662,363 Perpetual convertible preferred shares1 — — 125,000 125,000 125,000 Noncontrolling interests subject to redemption — — 3,801 3,812 3,812 SHAREHOLDERS’ EQUITY Common Shares 36 36 36 36 36 Additional paid-in capital 2,967,635 2,959,011 2,950,706 2,948,600 2,952,907 Cumulative distributions (1,067,807) (1,059,668) (1,051,551) (1,036,678) (1,007,957) Accumulated (loss) income (807,965) (680,369) (263,893) (269,926) (41,293) Accumulated other comprehensive income (loss) 37,434 40,282 33,847 40,636 40,097 TOTAL SHAREHOLDERS’ EQUITY 1,129,333 1,259,292 1,669,145 1,682,668 1,943,790 Noncontrolling interests 115,947 135,534 173,157 174,655 199,436 TOTAL EQUITY 1,245,280 1,394,826 1,842,302 1,857,323 2,143,226 TOTAL LIABILITIES AND EQUITY $ 2,840,209 $ 3,010,226 $ 3,584,606 $ 3,633,376 $ 3,934,401 Consolidated Balance Sheet (continued) 1On April 10, 2023, the Company redeemed all issued and outstanding preferred shares (5mm Series A Preferred Shares which were issued to and held by third-party international investors).

14 For the Quarter Ended (Unaudited, USD in thousands) 9/30/2023 6/30/2023 3/31/2023 12/31/2022 9/30/2022 Net (loss) income $ (139,948) $ (452,403) $ 9,017 $ (248,142) $ (119,373) General and administrative 9,653 12,030 1 9,728 11,532 9,521 Corporate operating expenses to related parties 257 341 378 284 140 Real estate impairment provision — 397,373 — 41,323 10,697 Depreciation and amortization 25,003 30,472 31,356 35,275 42,628 Interest expense 16,126 16,068 17,014 16,501 24,283 Debt breakage cost — — — — 13,249 Other (income) expense, net (3,654) (2,747) (1,212) 355 162 Loss from investment in unconsolidated entities 144,598 17,508 14,661 9,993 — (Gain) loss from disposition of assets (3,748) 9,701 (30,610) 43,767 95,513 Goodwill impairment provision — — — 135,270 — Transaction expenses 80 21,303 3,187 13,724 234 Total NOI $ 48,367 $ 49,646 $ 53,519 $ 59,882 $ 77,054 Non-GAAP Financial Measures Reconciliation of Net Income to Total NOI Quarter Ended 1Includes approximately 2.0 million of employee severance related to the recent departure of one of the Company's former officers and $0.3 million due to the timing of deferred compensation.

15 For the Nine Months Ended (Unaudited, USD in thousands) 9/30/2023 9/30/2022 Net (loss) income $ (583,332) $ (193,240) General and administrative 31,411 27,463 Corporate operating expenses to related parties 975 1,065 Real estate impairment provision 397,373 86,254 Depreciation and amortization 86,830 155,470 Interest expense 49,208 68,315 Debt breakage costs — 13,249 Other loss (income), net (7,613) 588 Loss from investment in unconsolidated entities 176,767 — Loss (gain) from disposition of assets (24,657) 95,513 Transaction expenses 24,570 8,662 Total NOI $ 151,532 $ 263,339 Non-GAAP Financial Measures Reconciliation of Net Income to Total NOI Nine Months Ended

16 For the Quarter Ended For the Quarter Ended 9/30/2023 9/30/2022 (Unaudited, USD in thousands) Industrial Office Total Industrial and Office Other Total Portfolio Industrial Office Total Industrial and Office Other Total Portfolio Revenue $ 13,934 $ 34,022 $ 47,956 $ 13,757 $ 61,713 $ 15,095 $ 72,128 $ 87,223 $ 14,107 $ 101,330 Operating Property Expense (835) (3,627) (4,462) (3,367) (7,829) (638) (10,301) (10,939) (2,777) (13,716) Property Tax Expense (985) (2,298) (3,283) (1,794) (5,077) (1,005) (6,908) (7,913) (1,824) (9,737) Property Management Fees (64) (177) (241) (199) (440) (63) (553) (616) (207) (823) TOTAL NOI 12,050 27,920 39,970 8,397 48,367 13,389 54,366 67,755 9,299 77,054 NON-CASH ADJUSTMENTS: Straight Line Rent (52) (1,163) (1,215) 393 (822) (456) (2,239) (2,695) (68) (2,763) In-Place Lease Amortization (97) (137) (234) (187) (421) (87) (220) (307) (129) (436) Deferred Termination Income — — — — — — — — (758) (758) Deferred Ground/Office Lease — 433 433 (5) 428 — 490 490 — 490 Other Intangible Amortization — 377 377 — 377 — 377 377 — 377 Inducement Amortization — — — — — — 105 105 — 105 TOTAL CASH NOI $ 11,901 $ 27,430 $ 39,331 $ 8,598 $ 47,929 $ 12,846 $ 52,879 $ 65,725 $ 8,344 $ 74,069 Non-GAAP Financial Measures (continued) NOI and Cash NOI Quarter Ended

Non-GAAP Financial Measures (continued)

NOI and Cash NOI
Nine Months Ended

(Unaudited, USD in thousands)	For the Nine Months Ended 9/30/2023					For the Nine Months Ended 9/30/2022				
	Industrial	Office	Total Industrial and Office	Other	Total Portfolio	Industrial	Office	Total Industrial and Office	Other	Total Portfolio
Revenue	$ 42,508	$ 108,210	$ 150,718	$ 40,508	$ 191,226	$ 45,401	$ 251,467	$ 296,868	$ 43,724	$ 340,592
Operating Property Expense	(2,262)	(10,469)	(12,731)	(9,127)	(21,858)	(2,236)	(33,129)	(35,365)	(7,729)	(43,094)
Property Tax Expense	(3,057)	(7,486)	(10,543)	(5,901)	(16,444)	(3,064)	(22,653)	(25,717)	(5,535)	(31,252)
Property Management Fees	(191)	(563)	(754)	(638)	(1,392)	(189)	(2,050)	(2,239)	(668)	(2,907)
TOTAL NOI	36,998	89,692	126,690	24,842	151,532	39,912	193,635	233,547	29,792	263,339
NON-CASH ADJUSTMENTS:										
Straight Line Rent	(276)	(8,450)	(8,726)	1,001	(7,725)	(882)	(7,423)	(8,305)	370	(7,935)
In-Place Lease Amortization	(287)	(106)	(393)	(441)	(834)	(276)	(644)	(920)	(362)	(1,282)
Deferred Termination Income	(24)	—	(24)	—	(24)	—	—	—	(2,273)	(2,273)
Deferred Ground/Office Lease	—	1,305	1,305	(9)	1,296	—	1,512	1,512	5	1,517
Other Intangible Amortization	—	1,117	1,117	—	1,117	—	1,117	1,117	—	1,117
Inducement Amortization	—	150	150	—	150	—	459	459	—	459
TOTAL CASH NOI	$ 36,411	$ 83,708	$ 120,119	$ 25,393	$ 145,512	$ 38,754	$ 188,656	$ 227,410	$ 27,532	$ 254,942

Peakstone REALTY TRUST

17

Non-GAAP Financial Measures (continued)

Cash NOI and Same Store Cash NOI

(Unaudited, USD in thousands)	For the Quarter Ended 9/30/2023	For the Quarter Ended 9/30/2022	For the Nine Months Ended 9/30/2023	For the Nine Months Ended 9/30/2022
CASH NOI ALLOCATION				
Industrial	$ 11,901	$ 12,846	$ 36,411	$ 38,754
Office	27,430	52,879	83,708	$ 188,656
Industrial and Office Total	**$ 39,331**	**$ 65,725**	**$ 120,119**	**$ 227,410**
Other	8,598	8,344	25,393	27,532
TOTAL CASH NOI	**$ 47,929**	**$ 74,069**	**$ 145,512**	**$ 254,942**
SAME STORE CASH NOI ADJUSTMENTS				
Recently acquired properties	—	—	—	—
Recently disposed properties	191	(27,230)	(94)	(105,199)
Inducement adjustment	—	(105)	(150)	(459)
TOTAL SAME STORE CASH NOI ADJUSTMENTS	191	(27,335)	(244)	(105,658)
TOTAL SAME STORE CASH NOI	**$ 48,120**	**$ 46,734**	**$ 145,268**	**$ 149,284**
SAME STORE CASH NOI				
Industrial	$ 11,901	$ 11,705	$ 36,104	$ 35,331
Office	27,460	26,204	82,376	87,197
Industrial and Office Total	**$ 39,361**	**$ 37,909**	**$ 118,480**	**$ 122,528**
Other	8,759	8,825	26,788	26,756
TOTAL SAME STORE CASH NOI	**$ 48,120**	**$ 46,734**	**$ 145,268**	**$ 149,284**
Change in Same Store Cash NOI ($)	$ 1,386		$ (4,016)	
Change in Same Store Cash NOI (%)	3.0 % [1]		(2.7)% [2]	
Change in Same Store Cash NOI excluding non-recurring items	3.3 % [1]		3.0 % [2]	
NUMBER OF SAME STORE PROPERTIES	**73**		**73**	
TOTAL SAME STORE SQUARE FEET	**18,100,000**		**18,100,000**	
SAME STORE ECONOMIC OCCUPANCY	**95.9 %**		**95.9 %**	

[1] For the three months ended September 30, 2023, the increase in Same Store Cash NOI is primarily due to a $2.4 million increase in cash rent, primarily driven by $1.2 million increase due to expired concessions and $1.0 million increase due to new leasing activity and amendments.

[2] For the nine months ended September 30, 2023, the decrease in Same Store Cash NOI is primarily due to decreases in non-recurring termination income of $138K and $8.2 million, respectively. The termination fees were received in connection with certain tenants exercising early lease termination rights.

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18

Non-GAAP Financial Measures (continued)

FFO and AFFO

(Unaudited, USD in thousands, except per share metrics)	For the Quarter Ended 9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Reconciliation of Net (Loss) Income to Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)					
NET (LOSS) INCOME	$ (139,948)	$ (452,403)	$ 9,017	$ (248,142)	$ (119,373)
Depreciation of building and improvements	16,351	19,538	20,054	22,336	26,268
Amortization of leasing costs and intangibles	8,750	11,031	11,397	13,037	16,456
Impairment provision, real estate	—	397,373	—	41,323	10,697
Equity interest of depreciation of building and improvements - unconsolidated entity	8,365	9,020	7,238	4,643	—
(Gain)/Loss from disposition of assets, net	(3,748)	9,701	(30,610)	43,767	95,513
Company's share of loss on sale of unconsolidated entity	—	—	—	3,558	—
FFO	$ (110,230)	$ (5,740)	$ 17,096	$ (119,478)	$ 29,561
Distribution to redeemable preferred shareholders	—	—	(2,375)	(2,515)	(2,516)
Preferred unit redemption charge	—	(4,970)	—	—	—
FFO attributable to common shareholders and limited partners	$ (110,230)	$ (10,710)	$ 14,721	$ (121,993)	$ 27,045
Reconciliation of FFO to AFFO:					
FFO attributable to common shareholders and limited partners	$ (110,230)	$ (10,710)	$ 14,721	$ (121,993)	$ 27,045
Revenues in excess of cash received, net	(822)	(2,644)	(4,283)	(5,199)	(3,521)
Amortization of share-based compensation	2,444	2,626	2,556	3,433	2,698
Deferred rent - ground lease	428	435	433	433	490
Unrealized loss (gain) on investments	89	(5)	(32)	15	22
Amortization of above/(below) market rent, net	(421)	(291)	(122)	(923)	(436)
Amortization of debt premium/(discount), net	101	83	102	103	103
Amortization of ground leasehold interests	(98)	(97)	368	(98)	(95)
Amortization of below tax benefit amortization	377	372	(96)	377	377
Amortization of deferred financing costs	662	655	1,274	993	920
Company's share of amortization of deferred financing costs- unconsolidated entity	10,774	10,655	9,632	3,740	—
Company's share of revenues in excess of cash received (straight-line rents) - unconsolidated entity	(631)	(750)	(826)	(257)	—
Company's share of amortization of above market rent - unconsolidated entity	(218)	(26)	(288)	(58)	—
Write-off of transaction costs	83	—	32	—	—
Employee separation expense	—	2,042	—	—	—
Loss on debt breakage costs — write-off of deferred financing costs	—	—	—	—	1,771
Transaction expenses	80	21,303	3,187	13,724	234
Impairment provision, goodwill	—	—	—	135,270	—
Debt breakage costs	—	—	—	—	13,249
Amortization of lease inducements	—	49	101	79	105
Preferred unit redemption charge	—	4,970	—	—	—
Impairment provision, investment in unconsolidated entity	129,334	—	—	—	—
Write-off of Company's share of accumulated other comprehensive income - unconsolidated entity	(1,226)	—	—	—	—
AFFO available to common shareholders and limited partners	$ 30,726	$ 28,667	$ 26,759	$ 29,639	$ 42,962
FFO per share, basic and diluted	$ (2.79) [1]	$ (0.27)	$ 0.37	$ (3.09)	$ 0.68
AFFO per share, basic and diluted	$ 0.78	$ 0.73	$ 0.68	$ 0.75	$ 1.08
Weighted-average common shares outstanding - basic and diluted EPS	35,975,483	35,922,706	35,999,325	35,999,203	36,081,363
Weighted-average OP Units	3,482,977	3,528,666	3,537,654	3,537,654	3,537,654
Weighted-average common shares and OP Units outstanding - basic and diluted FFO/AFFO	39,458,460	39,451,372	39,536,979	39,536,857	39,619,017

[1] Excluding the $129.3 million impairment provision for the investment in unconsolidated entity, FFO for the third quarter would have been approximately $19.1 million, or $0.48 per basic and diluted share.

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19

Non-GAAP Financial Measures (continued)

EBITDA, EBITDAre, Normalized EBITDAre & Adjusted EBITDA (per the credit facility)

(Unaudited, USD in thousands)	For the Quarter Ended 9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Reconciliation of Net income (loss) to EBITDAre					
Net (loss) income	$ (139,948)	$ (452,403)	$ 9,017	$ (248,142)	$ (119,373)
Interest expense	16,126	16,068	17,014	16,501	24,283
Depreciation and amortization	25,003	30,472	31,356	35,275	42,628
EBITDA	**(98,819)**	**(405,863)**	**57,387**	**(196,366)**	**(52,462)**
(Gain) loss on sales of real estate, net	(3,748)	9,701	(30,610)	43,767	95,513
Extinguishment of debt	–	–	–	–	13,249
Loss on investment in unconsolidated entity	144,598 [1]	17,508	14,661	9,993	–
Impairment provision, real estate	–	397,373	–	41,323	10,697
Proportion share of adjustments for unconsolidated entities	15,993 [2]	15,251 [1]	13,468 [1]	5,121 [1]	–
EBITDAre	**58,024**	**33,970**	**54,906**	**(96,162)**	**66,997**
Adjustment for acquisitions and dispositions	193	(417)	(1,694)	(2,578)	(2,881)
Employee separation expense	–	2,042	–	–	–
Adjustment for joint venture acquisition	–	–	1,984	7,670	–
Impairment provision, goodwill	–	–	–	135,270	–
Transaction expenses	80	21,303	3,187	13,724	234
Normalized EBITDAre	**58,297**	**56,898**	**58,383**	**57,924**	**64,350**
Reconciliation of Normalized EBITDAre to Adjusted EBITDA (per the credit facility)					
Amortization of deferred financing costs	662	655	1,274	993	2,691
Amortization of debt premium/(discount), net	101	83	102	103	103
Amortization of above/(below) market rent, net	(421)	(291)	(122)	(923)	(436)
Amortization of other intangibles	375	372	368	377	377
Income taxes	22	285	184	174	251
Property management fees	440	430	522	589	823
Deferred rent	(393)	(2,210)	(3,850)	(4,765)	(3,031)
Adjustment to interest	(762)	(737)	(1,376)	(1,096)	613
Adjustment for unconsolidated joint venture	(15,993)	(15,251)	(15,452)	(12,791)	–
Reversal of adjustment for acquisitions and dispositions	(193)	417	1,694	2,578	2,881
Less: Capital reserves	(551)	(556)	(583)	(610)	(654)
Adjusted EBITDA (per the credit facility)	**$ 41,584**	**$ 40,095**	**$ 41,144**	**$ 42,553**	**$ 67,968**

[1] Includes an impairment provision of $129.3 million for the Company's investment in the Office Joint Venture, which represents a complete write-off of the Company's investment balance.

[2] Refer to slide 21 for details around the Office Joint Venture. The Company's approximate 49% share of the Office Joint Venture's EBITDA, a non-GAAP measure, adjusts for amounts related to depreciation and amortization, interest, and other income (expenses), net, reported on a one quarter lag.

Peakstone REALTY TRUST

20

Unconsolidated Office Joint Venture - Condensed Financial Information

(Unaudited, USD in thousands)	For the Quarter Ended 9/30/2023[1]	6/30/2023[1]	3/31/2023[1]	12/31/2022[1]	9/30/2022
Total revenues	$ 50,889	$ 49,917	$ 44,789	$ 16,500	$ —
Expenses:					
Operating expenses	(16,838)	(16,611)	(15,822)	(5,550)	—
General and administrative	(1,699)	(2,174)	(1,481)	(500)	—
Depreciation and amortization	(17,074)	(18,411)	(14,774)	(9,476)	—
Interest expense	(51,721) [2]	(49,990) [2]	(42,992) [2]	(15,735) [2]	—
Other income (expenses), net	2,782	1,531	352	(387)	—
Total Expenses	(84,550)	(85,655)	(74,717)	(31,648)	—
Net Loss	**$ (33,661)**	**$ (35,738)**	**$ (29,928)**	**$ (15,148)**	**$ —**
Pro rata share - Net Loss	**$ (16,491)**	**$ (17,508)**	**$ (14,661)**	**$ (7,421)** [4]	**$ —**

[1]Amounts represent 100% of the Office Joint Venture and are presented on a one quarter lag.
[2]For the quarters ended 9/30/2023, 6/30/2023, 3/31/2023, and 12/31/2022, interest expense includes amortization of deferred financing costs of $22.0 million, $21.8 million, $19.7 million, and $7.6 million, respectively.
[3]For the quarter ended 9/30/2023, "Net loss from investment in unconsolidated entity" was approximately $144.6 million, which consisted of the Company's $16.5 million pro rata share - net loss and a $129.3 million impairment of the Company's investment, net of $1.2 million of income related to the write off of the Company's proportionate share of accumulated other comprehensive income.
[4]For the quarter ended 12/31/2022, the Company's "Net loss from investment in unconsolidated entity" was approximately $10.0 million, which consisted of the $7.4 million pro rata share - net loss and a net $2.6 million loss on sale of interest for a mezzanine loan previously held in connection with the Office Joint Venture.

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21

22 For the Quarter Ended (Unaudited, USD in thousands) 9/30/2023 % of NOI1 6/30/2023 % of NOI1 3/31/2023 % of NOI1 12/31/2022 % of NOI1 9/30/2022 % of NOI1 Maintenance Capital Expenditures by segment: Industrial $ 30 0.1% $ 505 1.0% $ — — % $ 358 0.6% $ — — % Office — — — — — — 325 0.5 (22) — Total Industrial and Office $ 30 0.1% $ 505 1.0% $ — — % $ 683 1.1% $ (22) — % Other 10 — 35 0.1 69 0.1 12 — 2 — Total Maintenance Capital Expenditures $ 40 $ — 0.1% $ 540 1.1% $ 69 0.1% $ 695 1.1% $ (20) — % Value Enhancing Expenditures by segment: Industrial $ — — % $ 8 — % $ — — % $ — — % $ 5,879 7.9 % Office 6,353 13.1 — — — — 2,250 3.8 — — Total Industrial and Office $ 6,353 13.1% $ 8 — % $ — — % $ 2,250 3.8% $ 5,879 7.9 % Other 658 1.4 325 0.7 694 1.3 548 0.9 1,926 2.6 Total Value Enhancing Expenditures $ 7,011 14.5% $ 333 0.7% $ 694 1.3% $ 2,798 4.7% $ 7,805 10.5 % Total Capital Expenditures $ 7,051 14.6% $ 873 1.8% $ 763 1.4% $ 3,493 5.8% $ 7,785 10.5% 1 Represents percentage of capital expenditures compared to consolidated NOI. Capital Expenditures Summary (Cash Basis)

Debt & Capitalization

Capitalization & Liquidity Overview - Consolidated
As of September 30, 2023

(Unaudited, USD in thousands, except for shares)

Capitalization - Consolidated	Contractual Rate[1]	Effective Rate (including swaps)[2]	Term		
SECURED DEBT					
Fixed-Rate Mortgages	4.43%	4.43%	3.9	$	498,224
TOTAL SECURED DEBT					498,224
UNSECURED DEBT					
Revolver Loan [3]	6.71%	4.62%	2.3		400,000
2025 Term Loan	6.66%	4.13%	2.2		400,000
2026 Term Loan	6.66%	2.11%	2.6		150,000
Total Unsecured Debt	6.68%	4.02%	2.3		950,000
TOTAL CONSOLIDATED DEBT		4.16%	2.9		1,448,224
Less: Cash & cash equivalents - excl. restricted					(364,446)
NET DEBT[5]					1,083,778
Series A Preferred Equity[7]					—
NET DEBT + SERIES A PREFERRED EQUITY				$	**1,083,778**
COMMON EQUITY & OP UNITS					
Common Equity					35,997,549
OP Units					3,461,016
COMMON EQUITY & OP UNITS					**39,458,565**

Debt Ratios - Consolidated	
Net Debt + Series A Preferred Equity /Total Gross Real Estate[7]	40.0 %
Net Debt / Total Gross Real Estate	40.0 %
Net Debt + Series A Preferred Equity / Normalized EBITDAre (Consolidated)[7]	6.4x
Net Debt / Normalized EBITDAre (Consolidated)	6.4x
Unsecured Debt / Total Gross Real Estate	35.1 %
Unsecured properties / Total properties (based on ABR)	64.1 %
Unsecured properties / Total properties (based on acquisition price)	69.0 %
Percentage of Floating-Rate Debt[4]	13.8 %

Liquidity - Consolidated		
TOTAL REVOLVER BORROWING BASE COMMITMENTS	$	1,102,110
Borrowing base availability (per the credit facility)	$	1,102,110
Outstanding revolver and term loan		(950,000)
REVOLVER AVAILABLE CAPACITY	$	152,110
Cash and cash equivalents (excl. restricted)	$	364,446
Revolver available capacity[6]		152,110
TOTAL LIQUIDITY	$	**516,556**

[1] The contractual rate for the Company's unsecured debt excludes the impact of fixed-rate swaps and uses the applicable Secured Overnight Financing Rate ("SOFR" or SOF rate"). Inclusive of a five day look-back per the credit facility agreement, the rates were 5.31%, plus spreads of 1.25% (Term Loans) or 1.30% (Revolver) and 0.1% index.
[2] The effective rate for the Company's unsecured debt is calculated on a weighted average basis and is inclusive of the Company's $750 million fixed-rate interest swaps. Interest rate swaps only apply to the Company's unsecured debt.
[3] The Revolver Loan is subject to a series of extension options through January 31, 2026, which can be utilized if certain conditions are met and upon payment of each extension fee. The Company extended the maturity of the Revolver Loan to December 30, 2023 in the current quarter.
[4] Percentage of floating-rate debt includes impact of $750 million fixed-rate swaps.
[5] Refer to the next section for "Unconsolidated Net Debt", which is presented separately since the Company has no obligation to contribute capital to the unconsolidated joint venture and has no guarantee requirement related to the debt of the unconsolidated joint venture.
[6] During Q3, the Company increased the available capacity on its Revolver by adding six unencumbered properties.
[7] On April 10, 2023, the Company redeemed all issued and outstanding preferred shares (5mm Series A Preferred Shares which were issued to and held by third-party international investors).

Peakstone
REALTY TRUST

24

25 1 The Company has no obligation to contribute capital to the unconsolidated joint venture and has no guarantee requirement related to the debt of the unconsolidated joint venture. 2On April 10, 2023, the Company redeemed all issued and outstanding preferred shares (5mm Series A Preferred Shares which were issued to and held by third-party international investors). (Unaudited, USD in thousands) Capitalization - Pro Rata TOTAL CONSOLIDATED DEBT $ 1,448,224 Less: Cash & cash equivalents - excl. restricted (364,446) NET DEBT 1,083,778 Unconsolidated Debt - pro rata share 525,573 Unconsolidated Cash & cash equivalents - excl. restricted - pro rata share (8,365) UNCONSOLIDATED NET DEBT (PRO RATA SHARE)1 517,208 NET DEBT (PRO RATA SHARE) 1,600,986 Series A Preferred Equity2 — NET DEBT (PRO RATA SHARE) + SERIES A PREFERRED EQUITY $ 1,600,986 Debt Ratios - Pro Rata Net Debt (pro rata share) + Series A Preferred Equity / Normalized EBITDAre 2 6.9x Net Debt (pro rata share) / Normalized EBITDAre 6.9x Capitalization & Liquidity Overview - Consolidated (Pro Rata Share) As of September 30, 2023

26 As of (Unaudited, USD in thousands) 9/30/2023 6/30/2023 3/31/2023 12/31/2022 9/30/2022 SECURED FIXED-RATE DEBT Mortgage borrowings on wholly-owned portfolio $ 498,224 $ 517,146 $ 518,930 $ 539,803 $ 541,689 Total Secured Fixed-Rate Debt 498,224 517,146 518,930 539,803 541,689 UNSECURED FLOATING-RATE DEBT Revolving Credit Facility: Revolver Loan 400,000 400,000 400,000 — — 2024 Term Loan — — — 400,000 400,000 2025 Term Loan 400,000 400,000 400,000 400,000 400,000 2026 Term Loan 150,000 150,000 150,000 150,000 150,000 Total Unsecured Floating-Rate Debt 950,000 950,000 950,000 950,000 950,000 TOTAL CONSOLIDATED DEBT $ 1,448,224 $ 1,467,146 $ 1,468,930 $ 1,489,803 $ 1,491,689 Fixed charge coverage (per the credit facility) 2.5x 3.5x 1.8x 2.2x 2.3x Interest coverage ratio (per the credit facility) 2.7x 2.6x 2.6x 2.8x 2.7x Consolidated Debt Summary

27 (Unaudited, USD in thousands) SECURED DEBT Collateral Contractual Interest Rate Maturity Date Outstanding Balance INDUSTRIAL AND OFFICE Pepsi Bottling Ventures Mortgage Loan 3.69% 10/1/2024 $ 17,540 BOA II Loan 1 4.32% 5/1/2028 250,000 Total Industrial and Office 267,540 OTHER Highway 94 Mortgage Loan 3.75% 8/1/2024 11,970 AIG Loan II 2 4.15% 11/1/2025 120,556 AIG Loan 3 4.96% 2/1/2029 98,158 Total Other 230,684 Weighted Average 4.43% Total Consolidated Secured Debt $ 498,224 1 The BOA II portfolio includes the following properties: IGT, 3M, Amazon (Etna), and Southern Company. 2 The AIG II portfolio includes the following properties: Owens Corning, Wood Group (Westgate II), Administrative Offices of the Pennsylvania Courts, Wyndham Hotels & Resorts, MGM Corporate Center (880 Grier Drive, 840 Grier Drive and 980 Grier Drive), and Hitachi Astemo. 3 The AIG portfolio includes the following properties: Northrop Grumman, Schlumberger, Raytheon Technologies, Avnet (Chandler), and 30 Independence Boulevard. Consolidated Secured Debt Schedule As of September 30, 2023

Consolidated Debt Maturity Schedule (Including Effect of Interest Rate Swaps)
As of September 30, 2023

(Unaudited, USD in thousands)

Statistics (Including Effect of Swaps)	Fixed	Floating	Total
Amount	$1,248,224	$200,000	$1,448,224
Percentage of Total Consolidated Debt	86%	14%	100%
W.A. Term Remaining (Yrs)	3.0	2.3	2.9
W.A. Interest Rate (%)	3.7%	6.8%	4.2%



$11,970[1]
$17,540[2]
$29,510
$520,556
$120,556[3]
$400,000[4]
$550,000
$400,000[6]
$150,000[5]
$0
$250,000[7]
$98,158[8]
2024
2025
2026
2027
2028
2029
2025 and 2026 Term loans
Mortgage loans (Industrial and Office)[9]
Mortgage loans (Other)[9]
Revolver

[1] Represents the Highway 94 mortgage loan. | [2] Represents the Pepsi Bottling Ventures mortgage loan. | [3] Represents the AIG II mortgage loan. | [4] Represents the 2025 Term Loan. | [5] Represents the 2026 Term Loan. | [6] Represents the Revolving Line of Credit. The Revolver has a maturity date of September 2023 and can be extended through January 2026, subject to the satisfaction certain customary conditions and payment of extension fees. | [7] Represents the BOA II Loan. | [8] Represents the AIG Loan. | [9] Principal repayments on the individual mortgages do not include the net debt premium/(discount) of $0.5 million and deferred financing costs of $(6.7) million.

Peakstone REALTY TRUST

28

Leasing Activity & Asset Management

30 NEW AND RENEWAL LEASES Tenant / Property Segment Location New Lease Start Date New Lease Expiration Date Term (Yrs) Square Feet Leasing Commissions $/SF Tenant Improvement $/SF Starting Net Rent/SF Prior Net Rent/SF Net Rent Change From Prior Lease (Cash) NEW LEASES None New leases total / weighted average — — $ — $ — $ — $ — — % RENEWAL LEASES Administrative Offices of Pennsylvania Courts Other Mechanicsburg, PA 7/1/2024 12/31/2031 7.5 56,600 $ 2.12 $ 5.20 $ 13.92 $ 13.92 — % 1 KBR Other Huntsville, AL 9/1/2023 12/31/2023 0.3 60,000 $ — $ — $ 18.05 $ 19.97 (10) % Total renewal - leases/weighted average 3.8 116,600 $ 1.03 $ 2.52 $ 16.05 $ 17.03 (6) % TERMINATIONS/CONTRACTIONS Tenant Location Previous Lease Expiration Date Termination Date Square Feet Termination Income None Leasing Activity - Executed Leases For the Quarter Ended September 30, 2023 1 GAAP net rent increased from $61,231 to $66,144 (8%), as a result of the lease extension.

Economic Occupancy Summary

	For the Quarter Ended									
	9/30/2023		6/30/2023		3/31/2023		12/31/2022		9/30/2022	
PORTFOLIO SQUARE FOOTAGE CHANGES										
Total square feet at beginning of period	**18,245,900**		**18,973,400**		**19,889,600**		**21,058,200**		**29,159,500**	
Acquisitions	—		—		—		—		—	
Dispositions	(145,900)		(727,500)		(918,000)		(1,169,400)		(8,101,300)	
Remeasurements / other	—		—		1,800		800		—	
Total square feet at end of period	**18,100,000**		**18,245,900**		**18,973,400**		**19,889,600**		**21,058,200**	
OCCUPANCY CHANGES [1]										
Occupied square feet beginning of period / Occupancy Rate	**17,408,600**	**/ 95.4 %**	**17,951,600**	**/ 94.6 %**	**18,850,400**	**/ 94.8 %**	**20,030,200**	**/ 95.1 %**	**27,023,400**	**/ 92.7 %**
Expirations:										
Expiring vacant	(60,000)		(60,000)		—		—		(453,200)	
Expiring renewal[2]	(116,600)		—		(193,700)		—		—	
Lease terminations and exercised contraction options	—		—		—		(70,300)		(32,000)	
Total expirations	**(176,600)**		**(60,000)**		**(193,700)**		**(70,300)**		**(485,200)**	
Leases commencing:										
Renewal leases	116,600		—		193,700		—		—	
New leases	10,700		17,000		19,200		58,800		362,100	
Expansion leases	—		—		—		—		—	
Other	—		—		—		—		—	
Total leasing activity	**127,300**		**17,000**		**212,900**		**58,800**		**362,100**	
Occupied acquired square feet	—		—		—		—		—	
Occupied disposed square feet	(4,700)		(500,000)		(918,000)		(1,169,400)		(6,870,100)	
Total occupancy activity from acquisitions & dispositions	**(4,700)**	**/ 3.2 %**	**(500,000)**	**/ 68.7 %**	**(918,000)**	**/ 100.0 %**	**(1,169,400)**	**/ 100.0 %**	**(6,870,100)**	**/ 84.8 %**
Other occupancy activity	—		—		—		800		—	
Total occupancy activity	**(54,000)**		**(543,000)**		**(898,800)**		**(1,180,100)**		**(6,993,200)**	
Occupied square feet at end of period / Occupancy Rate	**17,354,600**	**/ 95.9 %**	**17,408,600**	**/ 95.4 %**	**17,951,600**	**/ 94.6 %**	**18,850,400**	**/ 94.8 %**	**20,030,200**	**/ 95.1 %**
Retention[3]		66%		—%		100%		—%		—%

[1] Occupancy changes reflect leases with commencements during the quarter.

[2] Expiring square footage includes square footage for lease renewals that were executed in the current quarter. This includes leases which may be effective in the current quarter or in future quarters. During Q3, this included 56,600 square feet for the Administration Office of Pennsylvania Courts, which had an original lease expiration date of June 30, 2024. The Company executed an early extension with the tenant on August 29, 2023 to extend the lease to December 31, 2031.

[3] Retention rate: Renewal leases divided by expiring square footage.

Peakstone REALTY TRUST

31

Components of Net Asset Value

Components of Net Asset Value
As of September 30, 2023
(Unaudited, USD in thousands)

Annualized Base Rent		ABR	Percentage of ABR
Industrial			
Investment grade[1]	$	28,527	14.1 %
Sub-investment grade[1]		15,298	7.5
Unrated credit		4,952	2.4
		48,777	24.0
Office			
Investment grade[1]		73,575	36.3
Sub-Investment grade[1]		33,655	16.6
Unrated credit		6,298	3.1
		113,528	56.0
Industrial and Office		162,305	80.0
Other			
Investment grade[1]		19,843	9.8
Sub-investment grade[1]		19,274	9.5
Unrated credit		1,434	0.8
		40,551	20.0
WHOLLY-OWNED PORTFOLIO	$	202,856	100.0 %

Balance Sheet Components		
NON-OPERATING, NON-COMMERCIAL REAL ESTATE ASSETS		
Cash and cash equivalents	$	364,446
Restricted cash		5,651
Construction in progress		2,197
Goodwill/operating company		94,678
Cash - surrender value (DCP)		13,371
Tenant rent receivable		883
Prepaid insurance		3,722
Swap assets		39,687
Other assets		10,986
TOTAL NON-OPERATING, NON-COMMERCIAL REAL ESTATE ASSETS	$	535,621

Balance Sheet Components (cont'd)		
LIABILITIES		
Revolving credit facility and term loans[2]	$	950,000
Mortgages payable[2]		498,224
Accrued tenant improvements		551
Prepaid tenant rent		11,423
Real estate taxes payable		7,549
Deferred compensation		9,176
Distributions payable		8,296
Interest payable		16,700
Other liabilities		29,486
TOTAL LIABILITIES	$	1,531,405
SERIES A PREFERRED SHARES[3]	$	–
COMMON SHARES + OP UNITS OUTSTANDING		39,459,000

Real Estate Value		
REAL ESTATE GROSS BOOK VALUE		
Industrial	$	740,790
Office		1,567,724
Industrial and Office Total		2,308,514
Other		399,295
WHOLLY-OWNED PORTFOLIO	$	2,707,809
ACCUMULATED DEPRECIATION		
Industrial	$	(146,047)
Office		(279,852)
Industrial and Office Total		(425,899)
Other		(120,833)
NET BOOK VALUE	$	2,161,077

[1] Weighted average based on ABR. Represents ratings of tenants, guarantors or non guarantor parent entities. There can be no assurance that such guarantors or parent entities will satisfy the tenant's lease obligations. For more information, see definition of investment grade in "Notes and Definitions."

[2] Excludes debt premium and deferred financing costs.

[3] On April 10, 2023, the Company redeemed all issued and outstanding preferred shares (5mm Series A Preferred Shares which were issued to and held by third-party international investors).

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33

Property Information

Property List
As of September 30, 2023

USD in thousands, except Annualized Base Rent / SF metrics

	Segment	Property/Tenant Name	Address	Property Market	Property State	Building Square Feet	Tenancy Type	Leased %[2]	Property Sub Type	Year Built/ Renovated[1]	Property WALT[3]	% of Total ABR[3]
1	Industrial	RH	825 Rogers Road	Stockton/Modesto	CA	1,501,400	Single Tenant	100.0 %	Warehouse	2015	6.9	3.7 %
2	Industrial	Amazon (Etna)	11999 National Road	Columbus	OH	856,300	Single Tenant	100.0 %	Warehouse	2016	— [4]	3.0 %
3	Industrial	3M	1650 Macom Drive	Chicago	IL	978,100	Single Tenant	100.0 %	Warehouse	2016	3.1	2.4 %
4	Industrial	Samsonite	10480 Yeager Road	Jacksonville	FL	817,700	Single Tenant	100.0 %	Warehouse	2008	1.2	2.0 %
5	Industrial	Shaw Industries	445 Northport Parkway	Savannah	GA	1,001,500	Single Tenant	100.0 %	Warehouse	2018	9.5	1.6 %
6	Industrial	PepsiCo	8060 State Road 33 North	Tampa	FL	605,400	Single Tenant	100.0 %	Warehouse	2018	4.8	1.6 %
7	Industrial	Amcor	975 West Main Street	Cleveland	OH	586,700	Single Tenant	100.0 %	Manufacturing	1986	9.1	1.3 %
8	Industrial	Amazon (Arlington Heights)	1455 West Cellular Drive	Chicago	IL	182,900	Single Tenant	100.0 %	Warehouse	2020	— [4]	1.2 %
9	Industrial	Pepsi Bottling Ventures	390 Business Park Drive	Winston-Salem	NC	526,300	Single Tenant	100.0 %	Warehouse	2008	8.8	1.0 %
10	Industrial	Roush Industries	333/777 Republic Drive	Detroit	MI	169,200	Single Tenant	100.0 %	Industrial/R&D	2000	5.2	0.8 %
11	Industrial	OceanX	6390 Commerce Court	Columbus	OH	312,000	Single Tenant	100.0 %	Warehouse	2015	5.8	0.7 %
12	Industrial	Berry Global	1515 Franklin Boulevard	Chicago	IL	193,700	Single Tenant	100.0 %	Manufacturing	2003	9.3	0.7 %
13	Industrial	Atlas Copco	3301 Cross Creek Parkway	Detroit	MI	120,000	Single Tenant	100.0 %	Industrial/R&D	2014	2.0	0.7 %
14	Industrial	Huntington Ingalls (500 W. Park Lane)	500 West Park Lane	Hampton Roads	VA	258,300	Single Tenant	100.0 %	Warehouse	1999	4.3	0.6 %
15	Industrial	Huntington Ingalls (300 W. Park Lane)	300 West Park Lane	Hampton Roads	VA	257,200	Single Tenant	100.0 %	Warehouse	2000	4.3	0.6 %
16	Industrial	ZF WABCO	8225 Patriot Boulevard	Charleston	SC	145,200	Single Tenant	100.0 %	Warehouse	2016	9.9	0.6 %
17	Industrial	TransDigm	110 Algonquin Parkway	Northern New Jersey	NJ	114,300	Single Tenant	100.0 %	Manufacturing	1986	4.5	0.6 %
18	Industrial	Hopkins	428 Peyton Street	Emporia	KS	320,800	Single Tenant	100.0 %	Manufacturing	2000	13.3	0.5 %
19	Industrial	Fidelity Building Services	25 Loveton Circle	Baltimore	MD	54,800	Single Tenant	100.0 %	Industrial/R&D	1981	11.3	0.4 %
	INDUSTRIAL TOTAL					**9,001,800**		**100.0 %**			**6.3**	**$ 48,777**

(1) Year shown is either the year built or year substantially renovated.
(2) Total calculated as a weighted average based on rentable square feet.
(3) Total calculated as a weighted average based on ABR.
(4) Lease restricts certain disclosures.

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Property List (continued)
As of September 30, 2023

USD in thousands, except Annualized Base Rent / SF metrics

	Segment	Property / Tenant Name	Address	Property Market	Property State	Building Square Feet	Tenancy Type	Leased %[2]	Property Sub Type	Year Built/ Renovated[1]	Property WALT[3]	% of Total ABR[3]
20	Office	Southern Company	3525 & 3535 Colonnade Parkway	Birmingham	AL	669,400	Single-Tenant	100.0 %	Office	2018	20.5	4.5 %
21	Office	Keurig Dr. Pepper (53 South Ave)	53 South Avenue	Boston	MA	280,600	Single-Tenant	100.0 %	Office	2014	6.1	4.3 %
22	Office	Freeport McMoRan	333 N. Central Ave	Phoenix	AZ	249,000	Single-Tenant	100.0 %	Office	2010	3.6	3.9 %
23	Office	Maxar Technologies	1300 West 120th Avenue	Denver	CO	430,000	Single-Tenant	100.0 %	Office	2002	6.8	3.8 %
24	Office	Travel & Leisure, Co.	14 Sylvan Way	Northern New Jersey	NJ	203,500	Single-Tenant	100.0 %	Office	2013	5.9	2.9 %
25	Office	LPL (1055 & 1060 LPL Way)	1055 & 1060 LPL Way	Charlotte	SC	307,200	Single-Tenant	100.0 %	Office	2016	13.1	2.9 %
26	Office	IGT	6355 South Buffalo Drive	Las Vegas	NV	222,300	Single-Tenant	100.0 %	Office	2008	7.3	2.5 %
27	Office	International Paper	1740 International Drive	Memphis	TN	238,600	Single-Tenant	100.0 %	Office	2015	—[4]	2.5 %
28	Office	Terraces at Copley Point	5887 Copley Drive	San Diego	CA	201,700	Multi-Tenant	70.3 %	Office	2009	7.2	2.4 %
29	Office	On Semi (5701 N. Pima Road)	5701 N. Pima Road	Phoenix	AZ	133,400	Single-Tenant	100.0 %	Office	2017	—[4]	1.6 %
30	Office	Zoetis	10 Sylvan Way	Northern New Jersey	NJ	125,700	Single-Tenant	100.0 %	Office	2016	—[4]	1.5 %
31	Office	Mckesson (5801 N. Pima Road)	5801 North Pima Road	Phoenix	AZ	124,900	Single-Tenant	100.0 %	Office	2019	—[4]	1.5 %
32	Office	McKesson (5601 N. Pima Road)	5601 N. Pima Road	Phoenix	AZ	138,200	Single-Tenant	100.0 %	Office	2017	—[4]	1.5 %
33	Office	York Space Systems (East Village)	6060 South Willow Drive	Denver	CO	138,100	Single-Tenant	100.0 %	Office/R&D	2020	8.3	1.5 %
34	Office	40 Wright	40 Wight Avenue	Baltimore	MD	132,200	Multi-Tenant	93.2 %	Office	2017	9.0	1.5 %
35	Office	Corteva Agriscience	8501 NW 62nd Ave	Des Moines	IA	184,300	Single-Tenant	100.0 %	Office/Lab	2014	3.2	1.4 %
36	Office	Keurig Dr. Pepper (63 South Ave)	63 South Avenue	Boston	MA	150,700	Single-Tenant	100.0 %	Office/Lab/R&D	2013	6.1	1.4 %
37	Office	LPL (1040 LPL Way)	1040 LPL Way	Charlotte	SC	144,400	Single-Tenant	100.0 %	Office	2016	13.1	1.3 %
38	Office	Avnet (Phoenix)	2211 S 47th Street	Phoenix	AZ	176,400	Single-Tenant	100.0 %	Office	1997	2.9	1.3 %
39	Office	Toshiba TEC	3901 South Miami Boulevard	Raleigh/Durham	NC	200,800	Single-Tenant	100.0 %	Office	2016	4.6	1.3 %

(1) Year shown is either the year built or year substantially renovated.
(2) Total calculated as a weighted average based on rentable square feet.
(3) Total calculated as a weighted average based on ABR.
(4) Lease restricts certain disclosures.

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Property List (continued)
As of September 30, 2023

USD in thousands, except Annualized Base Rent / SF metrics

	Segment	Property/Tenant Name	Address	Property Market	Property State	Building Square Feet	Tenancy Type	Leased %[2]	Property Sub Type	Year Built/ Renovated[1]	Property WALT[3]	% of Total ABR[3]
40	Office	Occidental Petroleum	501 North Division Street	Platteville	CO	114,500	Single Tenant	100.0 %	Office	2013	10.0	1.1 %
41	Office	PPG	400 Bertha Lamme Drive	Pittsburgh	PA	118,000	Single Tenant	100.0 %	Office	2010	7.3	1.1 %
42	Office	MISO	720 City Center Drive	Indianapolis	IN	133,400	Single Tenant	100.0 %	Office	2016	4.6	1.0 %
43	Office	Amentum (Heritage II)	13500 Heritage Parkway	Dallas/Fort Worth	TX	119,000	Single Tenant	100.0 %	Office	2006	— [4]	1.0 %
44	Office	Fresenius Medical Care	3355 Earl Campbell Pkwy	Tyler	TX	81,000	Single Tenant	100.0 %	Office	2016	8.1	0.9 %
45	Office	Cigna (500 Great Circle Road)	500 Great Circle Road	Nashville	TN	72,200	Single Tenant	100.0 %	Office	2012	3.8	0.7 %
46	Office	Cigna (Express Scripts)	501 Ronda Court	Pittsburgh	PA	70,500	Single Tenant	100.0 %	Office/Data Center	2015	1.8	0.7 %
47	Office	AT&T (14500 NE 87th Street)	14500 NE 87th Street	Seattle/Puget Sound	WA	60,000	Single Tenant	100.0 %	Office/Data Center	1995	3.9	0.7 %
48	Office	AT&T (14520 NE 87th Street)	14520 NE 87th Street	Seattle/Puget Sound	WA	59,800	Single Tenant	100.0 %	Office/Data Center	1995	3.9	0.7 %
49	Office	Parallon	6451 126th Avenue North	Tampa	FL	83,200	Single Tenant	100.0 %	Office	2013	1.5	0.7 %
50	Office	Tech Data Corp.	19031 Ridgewood Parkway	San Antonio	TX	58,000	Single Tenant	100.0 %	Office	2014	1.2	0.5 %
51	Office	Rapiscan Systems	23 Frontage Road	Boston	MA	64,200	Single Tenant	100.0 %	Office/Lab	2014	3.7	0.5 %
52	Office	AT&T (14560 NE 87th Street)	14560 NE 87th Street	Seattle/Puget Sound	WA	36,000	Single Tenant	100.0 %	Office/Data Center	1995	3.9	0.4 %
53	Office	136 Capcom	136 Capcom Avenue	Raleigh/Durham	NC	31,000	Single Tenant	100.0 %	Office/R&D	2014	1.3	0.2 %
54	Office	204 Capcom	204 Capcom Avenue	Raleigh/Durham	NC	32,000	Single Tenant	100.0 %	Office/R&D	2010	3.8	0.2 %
55	Office	530 Great Circle Road	530 Great Circle Road	Nashville	TN	100,200	Single Tenant	100.0 %	Office/Lab	2011	— [4]	— %
	OFFICE TOTAL					**5,684,400**		**98.8 %**			**7.7**	**$ 113,528**

(1) Year shown is either the year built or year substantially renovated.
(2) Total calculated as a weighted average based on rentable square feet.
(3) Total calculated as a weighted average based on ABR.
(4) Lease restricts certain disclosures.

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Property List (continued)

As of September 30, 2023

USD in thousands, except Annualized Base Rent / SF metrics

	Segment	Property / Tenant Name	Address	Property Market	Property State	Building Square Feet	Tenancy Type	Leased %[2]	Property Sub-Type	Year Built/ Renovated[1]	Property WALT[3]	% of Total ABR[3]
56	Other	Wyndham Hotels & Resorts	22 Sylvan Way	Northern New Jersey	NJ	249,400	Single-Tenant	100.0 %	Office	2009	5.9	3.6 %
57	Other	Wood Group (Westgate II)	17320 Katy Freeway	Houston	TX	186,300	Single-Tenant	100.0 %	Office	2014	0.6	2.3 %
58	Other	Schlumberger	1200 Enclave Parkway	Houston	TX	149,700	Single-Tenant	98.6 %	Office	1999	— [4]	1.8 %
59	Other	Level 3 (ParkRidge One)	10475 Park Meadows Drive	Denver	CO	166,700	Single-Tenant	100.0 %	Office	1999	— [4]	1.7 %
60	Other	Raytheon Technologies	2730 West Tyvola Road	Charlotte	NC	198,900	Single-Tenant	100.0 %	Office	1999	— [4]	1.6 %
61	Other	Hitachi Energy USA	500 West Highway 94	Jefferson City	MO	660,000	Single-Tenant	100.0 %	Manufacturing	1972	0.9	1.4 %
62	Other	Avnet (Chandler)	6700 West Morelos Place	Phoenix	AZ	231,500	Single-Tenant	100.0 %	Industrial/R&D	2008	— [4]	1.3 %
63	Other	Franklin Center	6841 Benjamin Franklin Drive	Baltimore	MD	202,500	Multi-Tenant	55.4 %	Office	2008	2.8	1.3 %
64	Other	30 Independence	30 Independence Boulevard	Northern New Jersey	NJ	207,300	Multi-Tenant	52.0 %	Office	2020	7.2	1.0 %
65	Other	Northrop Grumman	4065 Colonel Glenn Highway	Cincinnati/Dayton	OH	99,200	Single-Tenant	100.0 %	Office	2012	0.9	0.8 %
66	Other	MGM Corporate Center (880 Grier Drive)	880 Grier Drive	Las Vegas	NV	81,000	Single-Tenant	100.0 %	Office	1988	0.9	0.6 %
67	Other	Hitachi Astemo	9296 Intermodal North Court	Columbus	OH	304,600	Single-Tenant	100.0 %	Warehouse	2014	1.5	0.6 %
68	Other	345 Bob Heath Drive	345 Bob Heath Drive	Huntsville	AL	120,000	Single-Tenant	50.0 %	Office	2013	0.3	0.5 %
69	Other	MGM Corporate Center (840 Grier Drive)	840 Grier Drive	Las Vegas	NV	60,500	Single-Tenant	100.0 %	Office	1997	0.9	0.4 %
70	Other	Administrative Office of Pennsylvania Courts	5035 Ritter Road	Harrisburg	PA	56,600	Single-Tenant	100.0 %	Office/Data Center	1988	8.3	0.4 %
71	Other	Crosspoint	20022 North 31st Avenue	Phoenix	AZ	351,600	Multi-Tenant	7.8 %	Office	2021	5.2	0.3 %
72	Other	Owens Corning	4535 Enterprise Drive Northwest	Charlotte	NC	61,200	Single-Tenant	100.0 %	Manufacturing	1998	1.3	0.2 %
73	Other	MGM Corporate Center (950 Grier Drive)	950 Grier Drive	Las Vegas	NV	26,800	Single-Tenant	100.0 %	Office	1989	0.9	0.1 %
	OTHER TOTAL					**3,413,800**		**83.1 %**			**2.7**	**$ 40,551**
	TOTAL CONSOLIDATED PORTFOLIO					**18,100,000**		**96.4 %**			**6.3**	**$ 202,856**

(1) Year shown is either the year built or year substantially renovated.
(2) Total calculated as a weighted average based on rentable square feet.
(3) Total calculated as a weighted average based on ABR.
(4) Lease restricts certain disclosures.

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38

Portfolio Characteristics

40 1 Weighted average rental increase is based on the remaining term of each lease as of September 30, 2023. Excludes leases with remaining term less than one year. Lease Escalation Frequency % of ABR Wtd. Avg. Annual Growth Rate 1 Annually 86.1% 2.2% Every 5 Years 10.6 0.7 Other Frequencies 1.5 — No Escalations 1.8 — PORTFOLIO TOTAL / WEIGHTED AVERAGE 100.0% 1.9% Rent Growth As of September 30, 2023 Annually 84.3% Every 5 Years 12.0% Other Frequencies 1.7% No Escalations 2.0% Annually 93.2% No Escalations 6.8% Annually 80.5% Every 5 Years 17.1% Other Frequencies 2.4% Industrial Industrial and OfficeOffice Lease Escalations by Segment

Tenant Concentration: Consolidated
As of September 30, 2023

Top 10 Tenants

	Tenant/Major Tenant	Rating[1]	% of ABR[2]	WALT (years)[3]
1	Keurig Dr. Pepper	Baa1[4]	5.7%	6.1
2	Southern Company Services	BBB+	4.5	20.5
3	LPL Holdings	BBB-	4.2	13.1
4	Amazon[5]	AA	4.2	7.8
5	Freeport McMoRan	Baa2[4]	3.9	3.6
6	Maxar Technologies	HY5[6]	3.8	6.8
7	RH	HY1[6]	3.7	6.9
8	Wyndham Hotels & Resorts	BB-	3.6	5.9
9	McKesson	A-	3.0	5.0
10	Travel & Leisure, Co.	BB-	2.9	5.9
	Top 10 Total/Average Lease Term		**39.5%**	**8.5**

Investment Grade Calculation Based On:[2]	
Tenant	31.3 %
Guarantor	9.1
Tenant/Guarantor	40.4
Non-Guarantor Parent	19.7
Total Investment Grade	**60.1 %**

Tenant Profile	
Number of Tenants	70
Average Square Footage Leased per Tenant	249,314
Average ABR per Sq Ft - Industrial	$5.42
Average ABR per Sq Ft - Office	$19.97
Average ABR per Sq Ft - Other	$11.88
Weighted Average Lease Term (WALT)[3]	6.3

[1] Represents S&P ratings of tenants, guarantors, or non-guarantor parent entities, issued at http://www.spgglobal.com, unless otherwise noted.
[2] Based on ABR by tenant as compared to consolidated total.
[3] Weighted average based on ABR.
[4] Represents a rating issued by Moody's at http://www.moodys.com.
[5] Represents the combined base rental revenue for two properties leased to the tenant/major tenant.
[6] Represents a rating issued by Bloomberg services.

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Tenant Concentration: Industrial and Office

As of September 30, 2023

	Top 10 Tenants			
	Tenant/Major Tenant	Rating[1]	% of ABR[2]	WALT (years)[3]
1	Keurig Dr. Pepper	Baa1[4]	7.1%	6.1
2	Southern Company Services	BBB+	5.7	20.5
3	LPL Holdings	BBB-	5.3	13.1
4	Amazon[5]	AA	5.3	7.8
5	Freeport McMoRan	Baa2[4]	4.8	3.6
6	Maxar Technologies	HY5[6]	4.8	6.8
7	RH	HY1[6]	4.6	6.9
8	McKesson	A-	3.8	5.0
9	Travel & Leisure, Co.	BB-	3.6	5.9
10	IGT	BB+	3.2	7.3
	Top 10 Total/Average Lease Term		**48.2%**	**8.6**

Investment Grade Calculation Based On:[2]	
Tenant	32.7 %
Guarantor	9.7
Tenant/Guarantor	42.4
Non-Guarantor Parent	20.6
Total Investment Grade	**63.0 %**

Tenant Profile	
Number of Tenants	48
Average Square Footage Leased per Tenant	304,525
Average ABR per Sq Ft: Industrial and Office	$11.05
Weighted Average Lease Term (WALT)[3]	7.3

[1] Represents S&P ratings of tenants, guarantors, or non-guarantor parent entities, issued at http://www.spgglobal.com, unless otherwise noted.
[2] Based on ABR by tenant for industrial and office segments.
[3] Weighted average based on ABR.
[4] Represents a rating issued by Moody's at http://www.moodys.com.
[5] Represents the combined base rental revenue for two properties leased to the tenant/major tenant.
[6] Represents a rating issued by Bloomberg services.

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Tenant Concentration: Industrial
As of September 30, 2023

	Top 10 Tenants			
	Tenant/Major Tenant	Rating[1]	% of ABR[2]	WALT (years)[3]
1	Amazon[4]	AA	17.5%	7.8
2	RH	HY1[5]	15.3	6.9
3	3M Company	A2[6]	10.0	3.1
4	Samsonite	BB	8.4	1.2
5	Shaw Industries	AA	6.8	9.5
6	PepsiCo	A+	6.6	4.8
7	Amcor	BBB	5.5	9.1
8	Huntington Ingalls	BBB-	5.3	4.3
9	Pepsi Bottling Ventures, LLC	A2[6]	4.0	8.8
10	Roush Industries, Inc.	NR[7]	3.5	5.2
	Top 10 Total/Average Lease Term		**82.9%**	**6.1**

Investment Grade Calculation Based On:[2]	
Tenant	10.0 %
Guarantor	20.3
Tenant/Guarantor	30.3
Non-Guarantor Parent	28.1
Total Investment Grade	**58.5 %**

Tenant Profile	
Number of Tenants	17
Average Square Footage Leased per Tenant	529,518
Average ABR per Sq Ft: Industrial	$5.42
Weighted Average Lease Term (WALT)[3]	6.3

[1] Represents S&P ratings of tenants, guarantors, or non-guarantor parent entities, issued at http://www.spgglobal.com, unless otherwise noted.
[2] Based on ABR by tenant for industrial segment.
[3] Weighted average based on ABR.
[4] Represents the combined base rental revenue for two properties leased to the tenant/major tenant.
[5] Represents a rating issued by Bloomberg services.
[6] Represents a rating issued by Moody's at http://www.moodys.com.
[7] Indicates that the tenant is not rated by the major credit agencies used.

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44 Top 10 Tenants Tenant/Major Tenant Rating1 % of ABR2 WALT (years)3 1  Keurig Dr. Pepper Baa14 10.2% 6.1 2  Southern Company Services BBB+ 8.1 20.5 3  LPL Holdings BBB- 7.5 13.1 4  Freeport McMoRan Baa2 4 6.9 3.6 5  Maxar Technologies HY55 6.8 6.8 6 McKesson A- 5.4 5.0 7 Travel & Leisure, Co. BB- 5.1 5.9 8 IGT BB+ 4.5 7.3 9 International Paper Company BBB 4.4 6.4 10 Guild Mortgage Company HY25 4.2 7.2 Top 10 Total/Average Lease Term 63.1% 8.7 Investment Grade Calculation Based On:2 Tenant Profile Tenant 42.4 % Number of Tenants 31 Guarantor 5.1 Average Square Footage Leased per Tenant 181,142 Tenant/Guarantor 47.5 Average ABR per Sq Ft: Office $19.97 Non-Guarantor Parent 17.3 Weighted Average Lease Term (WALT)3 7.7 Total Investment Grade 64.8 % Tenant Concentration: Office As of September 30, 2023 1 Represents S&P ratings of tenants, guarantors, or non-guarantor parent entities, issued at http://www.spgglobal.com, unless otherwise noted. 2 Based on ABR by tenant for office segment. 3 Weighted average based on ABR. 4 Represents a rating issued by Moody's at http://www.moodys.com. 5 Represents a rating issued by Bloomberg's services.

45 Industry Concentration: Consolidated As of September 30, 2023 Top 10 Industries Top 20 Sub-Industries   Industry % of ABR1   Sub-Industry % of ABR1 1 Capital Goods 15.9% 1 Aerospace & Defense 10.4 2 Consumer Services 10.6 2 Soft Drinks 8.2 3 Materials 9.8 3 Hotels, Resorts & Cruise Lines 6.5 4 Food, Beverage & Tobacco 8.2 4 Health Care Services 4.6 5 Health Care Equipment & Services 6.0 5 Renewable Electricity 4.5 6 Commercial & Professional Services 5.8 6 Investment Banking & Brokerage 4.2 7 Utilities 5.6 7 Internet & Direct Marketing Retail 4.2 8 Energy 5.2 8 Oil & Gas Equipment & Services 4.1 9 Retailing 4.8 9 Copper 3.9 10 Technology Hardware & Equipment 4.5 10 Paper Packaging 3.8 � Top 10 total 76.4% 11 Commercial & Professional Services 3.8 All others 23.6% 12 Casinos & Gaming 3.8 � � � 13 Homefurnishing Retail 3.7 14 Technology Distributors 3.2 � ������ � 15 Industrial Conglomerates 2.4 16 IT Consulting & Other Services 2.3 � � � 17 Apparel, Accessories & Luxury Goods 2.0 18 Semiconductors 1.8 � � � 19 Integrated Telecommunication Services 1.8 20 Alternative Carriers 1.7 � � � � Top 20 total 80.9 % All others 19.1% 1 Based on ABR for wholly-owned portfolio.

46 Industry Concentration: Industrial and Office As of September 30, 2023 Top 10 Industries Top 20 Sub-Industries   Industry % of ABR1   Sub-Industry % of ABR1 1 Capital Goods 14.6% 1 Soft Drinks 10.3% 2 Materials 12.3 2 Aerospace & Defense 10.0 3 Food, Beverage & Tobacco 10.3 3 Health Care Services 5.7 4 Health Care Equipment & Services 7.5 4 Renewable Electricity 5.7 5 Utilities 7.0 5 Investment Banking & Brokerage 5.3 6 Consumer Services 6.7 6 Internet & Direct Marketing Retail 5.3 7 Commercial & Professional Services 6.1 7 Copper 4.8 8 Retailing 6.0 8 Paper Packaging 4.7 9 Diversified Financials 5.3 9 Commercial & Professional Services 4.7 10 E-Commerce 5.3 10 Homefurnishing Retail 4.6 � Top 10 total 81.1% 11 Hotels, Resorts & Cruise Lines 3.6 All others 18.9% 12 Casinos & Gaming 3.2 � � � 13 Industrial Conglomerates 3.0 14 Apparel, Accessories & Luxury Goods 2.5 � � � 15 Integrated Telecommunication Services 2.3 16 Technology Distributors 2.3 � � � 17 Textiles 2.1 18 Semiconductors 2.0 � � � 19 Pharmaceuticals 1.9 20 Fertilizers & Agricultural Chemicals 1.8 � � � � Top 20 total 85.8 % All others 14.2% 1 Based on ABR for the industrial and office segments.

47 Industry Concentration: Industrial As of September 30, 20232021 Top 8 Industries Top 14 Sub-Industries   Industry % of ABR1   Sub-Industry % of ABR1 1 Capital Goods 22.8% 1 Internet & Direct Marketing Retail 17.5% 2 E-Commerce 17.5 2 Homefurnishing Retail 15.3 3 Retailing 15.3 3 Soft Drinks 10.5 4 Consumer Durables & Apparel 15.2 4 Industrial Conglomerates 10.0 5 Food, Beverage & Tobacco 10.5 5 Apparel, Accessories & Luxury Goods 8.4 6 Materials 8.4 6 Aerospace & Defense 7.6 7 Automobiles & Components 5.6 7 Textiles 6.8 8 Commercial & Professional Services 4.6 8 Paper Packaging 5.5 � Top 8 total 100.0% 9 Diversified Support Services 4.6 All others — % 10 Auto Components 3.5 � � � 11 Metal & Glass Containers 3.0 12 Industrial Machinery 2.8 � � � 13 Construction Machinery & Heavy Trucks 2.4 14 Auto Parts & Equipment 2.1 Top 14 total 100.0% � � � All others — % 1 Based on ABR for industrial segment.

48 Industry Concentration: Office As of September 30, 2023 2021 Top 10 Industries Top 20 Sub-Industries   Industry % of ABR1   Sub-Industry % of ABR1 1 Materials 13.9% 1 Aerospace & Defense 11.0% 2 Capital Goods 11.0 2 Soft Drinks 10.2 3 Health Care Equipment & Services 10.7 3 Health Care Services 8.2 4 Food, Beverage & Tobacco 10.2 4 Renewable Electricity 8.1 5 Utilities 10.0 5 Investment Banking & Brokerage 7.5 6 Consumer Services 9.6 6 Copper 6.9 7 Diversified Financials 7.6 7 Commercial & Professional Services 6.7 8 Commercial & Professional Services 6.7 8 Hotels, Resorts & Cruise Lines 5.1 9 Technology Hardware & Equipment 5.6 9 Casinos & Gaming 4.5 10 Telecommunication Services 3.2 10 Paper Packaging 4.4 Top 10 total 88.5% 11 Integrated Telecommunication Services 3.2 All others 11.5% 12 Technology Distributors 3.2 13 Semiconductors 2.9 14 Pharmaceuticals 2.7 15 Fertilizers & Agricultural Chemicals 2.6 16 Technology Hardware, Storage & Peripherals 2.3 17 Oil & Gas Exploration & Production 2.0 18 Home Improvement Retail 2.0 19 Electric Utilities 1.8 20 IT Consulting & Other Services 1.7 � � Top 20 total 97.0 % All others 3.0% 1 Based on ABR for office segment.

49 Geographic Distribution (% of ABR1) Market Concentration: Consolidated As of September 30, 2023 (USD in thousands) Top 10 Markets (% of ABR) Markets ABR % of ABR1 1 Phoenix $ 23,280 11.5% 2 Northern New Jersey 19,490 9.6 3 Denver 14,100 7.0 4 Boston 12,449 6.1 5 Charlotte 12,117 6.0 6 Birmingham 9,224 4.5 7 Columbus 8,880 4.4 8 Chicago 8,719 4.3 9 Houston 8,233 4.1 10 Las Vegas 7,611 3.8 Top 10 total $ 124,103 61.3% 11.5% 9.6% 8.1% 6.5% 6.4% 6.1% 6.0% 5.1% 4.8% 4.4% 31.5% Arizona New Jersey Colorado Ohio Texas Massachusetts California Alabama South Carolina North Carolina All Others 1 Based on ABR for wholly-owned portfolio.

50 Geographic Distribution (% of ABR1) Market Concentration: Industrial and Office As of September 30, 2023 (USD in thousands) Top 10 Markets (% of ABR) Markets ABR % of ABR1 1 Phoenix $ 20,032 12.3% 2 Boston 12,449 7.7 3 Denver 10,711 6.6 4 Northern New Jersey 10,065 6.2 5 Birmingham 9,224 5.7 6 Chicago 8,719 5.4 7 Charlotte 8,552 5.3 8 Columbus 7,685 4.7 9 Stockton/Modesto 7,487 4.6 10 Las Vegas 5,121 3.2 Top 10 total $ 100,045 61.7% 12.3% 8.0% 7.7% 7.6% 6.4% 6.2% 6.0% 5.7% 5.4% 5.4% 29.3% Arizona Colorado Massachusetts California Ohio New Jersey South Carolina Alabama Illinois Florida All Others 1 Based on ABR for the industrial and office segments.

51 Geographic Distribution (% of ABR1) Market Concentration: Industrial As of September 30, 2023 (USD in thousands) Top 10 Markets (% of ABR) Markets ABR % of ABR1 1 Chicago $ 8,719 17.9% 2 Columbus 7,685 15.8 3 Stockton/Modesto 7,487 15.3 4 Jacksonville 4,094 8.4 5 Savannah 3,335 6.8 6 Tampa 3,214 6.6 7 Detroit 3,093 6.3 8 Cleveland 2,662 5.5 9 Hampton Roads 2,564 5.3 10 Winston-Salem 1,931 4.0 Top 10 total $ 44,784 91.9% 21.2% 17.9% 15.3% 15.0% 6.8% 6.3% 5.3% 4.0% 2.4% 2.3% 3.5% Ohio Illinois California Florida Georgia Michigan Virginia North Carolina South Carolina New Jersey All Others 1 Based on ABR for industrial segment.

52 Geographic Distribution (% of ABR1) Market Concentration: Office As of September 30, 2023 (USD in thousands) Top 10 Markets (% of ABR) Markets ABR % of ABR1 1 Phoenix $ 20,032 17.6% 2 Boston 12,449 11.0 3 Denver 10,711 9.4 4 Birmingham 9,224 8.1 5 Northern New Jersey 8,941 7.9 6 Charlotte 8,552 7.5 7 Las Vegas 5,121 4.5 8 Memphis 5,030 4.4 9 San Diego 4,784 4.2 10 Seattle/Puget Sound 3,683 3.2 Top 10 total $ 88,527 77.8% 17.6% 11.5% 11.0% 8.1% 7.9% 7.5% 5.7% 4.5% 4.2% 4.2% 17.8% Arizona Colorado Massachusetts Alabama New Jersey South Carolina Tennessee Nevada California Texas All Others 1 Based on Annualized Base Rent for office segment.

53 Lease Expirations: Consolidated As of September 30, 2023 (USD in thousands) Lease Maturity Schedule (by ABR) 1 Based on ABR for wholly-owned portfolio. 2 Excludes approximately 4.5K of square feet, from two properties, subject to leases with third parties for building amenities that do not generate net rent (e.g. a health club and a cafe). $24,734 $9,477 $13,210 $14,349 $19,720 $34,620 $26,458 $17,636 $11,325 $31,327 2024 2025 2026 2027 2028 2029 2030 2031 2032 >2032 Expiring Leases Year Industrial Office Other Total Approx. Square Feet ABR % of ABR1 Remaining 2023 — — — — — $ — — % 2024 1 1 9 11 2,360,800 24,734 12.2 2025 1 4 3 8 871,900 9,477 4.7 2026 1 2 1 4 1,449,100 13,210 6.5 2027 — 7 — 7 570,700 14,349 7.1 2028 5 3 4 12 2,141,500 19,720 9.7 2029 1 6 2 9 1,576,400 34,620 17.1 2030 1 3 3 7 2,385,100 26,458 13.0 2031 2 3 — 5 1,460,500 17,636 8.7 2032 2 3 1 6 1,430,900 11,325 5.6 >2032 5 6 1 12 3,203,200 31,327 15.4 Vacant — — — — 644,900 — — Totals 19 38 24 81 18,095,000 2 $ 202,856 100%

54 Lease Expirations: Industrial and Office As of September 30, 2023 (USD in thousands) Lease Maturity Schedule (by ABR) $5,076 $4,717 $10,518 $14,349 $16,377 $27,026 $25,024 $17,636 $10,557 $31,025 2024 2025 2026 2027 2028 2029 2030 2031 2032 >2032 Expiring Leases Year Industrial Office Approx. Square Feet ABR % of ABR1 Remaining 2023 — — — $ — — % 2024 1 1 875,700 5,076 3.1 2025 1 4 307,200 4,717 2.9 2026 1 2 1,338,800 10,518 6.5 2027 — 7 570,700 14,349 8.8 2028 5 3 1,876,800 16,377 10.1 2029 1 6 1,316,400 27,026 16.7 2030 1 3 2,311,700 25,024 15.4 2031 2 3 1,460,500 17,636 10.9 2032 2 3 1,374,300 10,557 6.5 >2032 5 6 3,185,100 31,025 19.1 Vacant — — 69,000 — — Totals 19 38 14,686,200 $ 162,305 100% 1 Based on ABR for the industrial and office segments.

55 Lease Expirations: Industrial As of September 30, 2023 (USD in thousands) Lease Maturity Schedule (by ABR) $4,094 $1,377 $4,902 $— $8,618 $1,519 $7,487 $8,542 $4,593 $7,645 2024 2025 2026 2027 2028 2029 2030 2031 2032 >2032 Expiring Leases Year Leases Approx. Square Feet ABR % of ABR1 Remaining 2023 — — $ — — % 2024 1 817,700 4,094 8.4 2025 1 120,000 1,377 2.8 2026 1 978,100 4,902 10.0 2027 — — — — 2028 5 1,404,400 8,618 17.7 2029 1 312,000 1,519 3.1 2030 1 1,501,400 7,487 15.3 2031 2 1,039,200 8,542 17.5 2032 2 1,113,000 4,593 9.4 >2032 5 1,716,000 7,645 15.7 Vacant — — — — Totals 19 9,001,800 $ 48,777 100.0% 1 Based on ABR for industrial segment.

56 Lease Expirations: Office As of September 30, 2023 (USD in thousands) Lease Maturity Schedule (by ABR) $982 $3,340 $5,616 $14,349 $7,759 $25,507 $17,537 $9,094 $5,964 $23,380 2024 2025 2026 2027 2028 2029 2030 2031 2032 >2032 Expiring Leases Year Leases Approx. Square Feet ABR % of ABR1 Remaining 2023 — — $ — — % 2024 1 58,000 982 0.9 2025 4 187,200 3,340 2.9 2026 2 360,700 5,616 4.9 2027 7 570,700 14,349 12.6 2028 3 472,400 7,759 6.8 2029 6 1,004,400 25,507 22.5 2030 3 810,300 17,537 15.4 2031 3 421,300 9,094 8.0 2032 3 261,300 5,964 5.3 >2032 6 1,469,100 23,380 20.6 Vacant — 69,000 — — Totals 38 5,684,400 $ 113,528 100.0% 1 Based on ABR for office segment.

57 Lease Expirations: Other As of September 30, 2023 (USD in thousands) Lease Maturity Schedule (by ABR1) $19,658 $4,760 $2,692 $— $3,343 $7,594 $1,434 $— $768 $302 2024 2025 2026 2027 2028 2029 2030 2031 2032 >2032 Expiring Leases Year Total Approx. Square Feet ABR % of ABR1 Remaining 2023 — — $ — — % 2024 9 1,485,100 19,658 48.5 2025 3 564,700 4,760 11.7 2026 1 110,300 2,692 6.6 2027 — — — — 2028 4 264,700 3,343 8.2 2029 2 260,000 7,594 18.7 2030 3 73,400 1,434 3.5 2031 — — — — 2032 1 56,600 768 1.9 >2032 1 18,100 302 0.7 Vacant — 575,900 — — Totals 24 3,408,800 $ 40,551 100.0% 1 Based on ABR by expiring leases for other segment.

58 Geographic Distribution (% of ABR1) Market Concentrations: Other As of September 30, 2023 (USD in thousands) Top 10 Markets (% of ABR) Markets ABR % of ABR1 1 Northern New Jersey $ 9,425 23.2% 2 Houston 8,233 20.3 3 Charlotte 3,565 8.8 4 Denver 3,389 8.4 5 Phoenix 3,248 8.0 6 Jefferson City 2,798 6.9 7 Baltimore 2,692 6.6 8 Las Vegas 2,490 6.1 9 Cincinnati/Dayton 1,665 4.1 10 Columbus 1,195 3.0 Top 10 total $ 38,700 95.4% 23.2% 20.3% 8.8% 8.4% 8.0% 7.1% 6.9% 6.6% 6.1% 2.7% 1.9% New Jersey Texas North Carolina Colorado Arizona Ohio Missouri Maryland Nevada Alabama All Others 1 Based on ABR for other segment.

Notes & Definitions

60 Notes & Definitions ABR (Annualized Base Rent) “Annualized Base Rent” or “ABR” means the contractual base rent excluding abatement periods and deducting base year operating expenses for gross and modified gross leases as of September 30, 2023, unless otherwise specified, multiplied by 12 months. For properties in the Company's portfolio that had rent abatement periods as of September 30, 2023, we used the monthly contractual base rent payable following expiration of the abatement. Adjusted EBITDA "Adjusted EBITDA" means an amount, as defined in the Company's Credit Facility, derived from (a) net income before (b) interest, taxes, depreciation and amortization (EBITDA), plus (c) acquisition fees and expenses, (d) asset and property management fees, (e) straight-line rents and in-place lease amortization for the period, further adjusted for (f) acquisitions that have closed during the period, (g) certain reserves for capital expenditures, and (h) excluding activity relating to any partnership to the extent we are not a general partner and to the extent we are not liable for the associated indebtedness. We use Adjusted EBITDA, EBITDA and EBITDAre as non-GAAP supplemental performance measures to evaluate the operating performance of the Company. We believe these measures are helpful to investors because they are direct measures of the actual operating results of our properties. However, because Adjusted EBITDA, EBITDA and EBITDAre are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, Adjusted EBITDA, EBITDA and EBITDAre should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. Average Annual Rent Escalations "Average Annual Rent Escalations" is defined as weighted average rental increase is based on the remaining term of each lease, excluding leases that expire within one year. EBITDA “EBITDA” is earnings before interest, tax, depreciation and amortization. We use EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. We believe this measure is helpful to investors because it is adirect measure of the actual operating results of our properties. However, because EBITDA is calculated before recurring cash charges, including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDA should not be considered an alternative to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity or as an alternative to net income, as computed in accordance with GAAP. EBITDA may not be comparable to similarly titled measures of other companies. EBITDAre “EBITDAre” is defined by The National Association of Real Estate Investment Trusts ("NAREIT") as follows: (a) GAAP Net Income plus (b) interest expense plus (c) income tax expense plus (d) depreciation and amortization plus/minus (e) losses and gains on the disposition of depreciated property, including losses/ gains on change of control plus (f) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, plus (g) adjustments to reflect the entity's share of EBITDAre of consolidated affiliates. We use EBITDAre as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. We believe this measure is helpful to investors because it is a direct measure of the actual operating results of our properties. However, because EBITDAre is calculated before recurring cash charges, including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDAre should not be considered an alternative to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity or as an alternative to net income, as computed in accordance with GAAP. EBITDAre may not be comparable to similarly titled measures of other companies. Economic Occupancy "Economic Occupancy" means leases effective as of the reporting date. Fixed Charge Coverage "Fixed Charge Coverage" is Adjusted EBITDA annualized divided by sum of principal paid and due, interest expense, and cash dividends on preferred shares.

61 Notes & Definitions (continued) Funds from Operations ("FFO") and Adjusted Funds from Operations ("AFFO") "FFO" and "AFFO" are non-GAAP financial measures that we believe are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable real estate assets, adding back impairment write-downs of depreciable real estate assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures and preferred distributions. Because FFO calculations exclude such items as depreciation and amortization of depreciable real estate assets and gains and losses from sales of depreciable real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, the Company believes that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of the Company's performance relative to its competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful. Additionally, the Company uses AFFO as a non-GAAP financial measure to evaluate the Company's operating performance. AFFO excludes non-routine and certain non-cash items such as revenues in excess of cash received, amortization of share-based compensation net, deferred rent, amortization of in-place lease valuation, acquisition-related costs, financed termination fee, net of payments received, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, write-off transaction costs and other one-time transactions. FFO and AFFO have been revised to include amounts available to both common shareholders and limited partners for all periods presented. AFFO is a measure used among the Company's peer group. The Company also believes that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, the Company believes AFFO is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.

62 Notes & Definitions (continued) FFO and AFFO - cont. Management believes that AFFO is a beneficial indicator of its ongoing portfolio performance and ability to sustain its current distribution level. More specifically, AFFO isolates the financial results of the Company's operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results or the Company's future ability to make or sustain distributions. By providing FFO and AFFO, the Company presents information that assists investors in aligning their analysis with management’s analysis of long-term operating activities. For all of these reasons, the Company believes the non-GAAP measures of FFO and AFFO, in addition to net income (loss) are helpful supplemental performance measures and useful to investors in evaluating the performance of the Company's real estate portfolio. However, a material limitation associated with FFO and AFFO is that they are not indicative of the Company's cash available to fund distributions since other uses of cash, such as capital expenditures at the Company's properties and principal payments of debt, are not deducted when calculating FFO and AFFO. The use of AFFO as a measure of long-term operating performance on value is also limited if the Company does not continue to operate under its current business plan as noted above. FFO and AFFO should not be viewed as a more prominent measure of performance than net income (loss) and each should be reviewed in connection with GAAP measurements. Neither the SEC, NAREIT, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, NAREIT may decide to standardize the allowable exclusions across the REIT industry, and the Company may have to adjust the calculation and characterization of this non-GAAP measure. Investment Grade “Investment grade” means an investment grade credit rating from a NRSRO approved by the U.S. Securities and Exchange Commission (e.g., Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings Inc.) or a non-NRSRO credit rating (e.g., Bloomberg’s default risk rating) that management believes is generally equivalent to an NRSRO investment grade rating; management can provide no assurance as to the comparability of these ratings methodologies or that any particular rating for a company is indicative of the rating that a single NRSRO would provide in the event that it rated all companies for which the Company provides credit ratings; to the extent such companies are rated only by non-NRSRO ratings providers, such ratings providers may use methodologies that are different and less rigorous than those applied by NRSROs. In the context of Peakstone’s portfolio, references to “investment grade” include, and credit ratings provided by Peakstone may refer to, tenants, guarantors, and non-guarantor parent entities. There can be no assurance that such guarantors or non- guarantor parent entities will satisfy the tenant’s lease obligations, and accordingly, any such credit ratings may not be indicative of the creditworthiness of the Company's tenants. Net Debt “Net Debt” is total consolidated debt less cash and cash equivalents (excluding restricted cash). Net Debt (pro rata share) “Net Debt (pro rata share)” is total consolidated debt plus unconsolidated debt (pro rata share), less cash and cash equivalents (excluding restricted cash).

63 Notes & Definitions (continued) Net Operating Income (NOI), Cash NOI, and Same Store Cash NOI “NOI” is a non-GAAP measure calculated as net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairment of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, investment income or loss and termination income. Net operating income on a cash basis (“Cash NOI”) is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above-and below market lease intangibles adjustments required by GAAP. Net operating income on a cash basis for our Same Store portfolio (“Same Store Cash NOI”) is Cash NOI for properties held for the entirety of all periods presented. We believe that NOI, Cash NOI and Same-Store Cash NOI are helpful to investors as additional measures of operating performance because we believe they help both investors and management to understand the core operations of our properties excluding corporate and financing-related costs and non-cash depreciation and amortization. NOI, Cash NOI and Same Store Cash NOI are unlevered operating performance metrics of our properties and allow for a useful comparison of the operating performance of individual assets or groups of assets. These measures thereby provide an operating perspective not immediately apparent from GAAP income from operations or net income (loss). In addition, NOI, Cash NOI and Same Store Cash NOI are considered by many in the real estate industry to be useful starting points for determining the value of a real estate asset or group of assets. Because NOI, Cash NOI and Same Store Cash NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI, Cash NOI and Same Store Cash NOI as measures of our performance is limited. Therefore, NOI, Cash NOI and Same Store Cash NOI should not be considered as alternatives to net income (loss), as computed in accordance with GAAP. NOI, Cash NOI and Same Store Cash NOI may not be comparable to similarly titled measures of other companies.

Notes & Definitions (continued)

The table below represents a reconciliation of NOI to Cash NOI for the interim periods presented in the "Selected Financial Data" on page 10.

	For the Quarter Ended											
	6/30/2023				3/31/2023				12/31/2022			
(Unaudited, USD in thousands)	Industrial	Office	Other	Total Portfolio	Industrial	Office	Other	Total Portfolio	Industrial	Office	Other	Total Portfolio
Revenue	$ 13,981	$ 34,999	$ 13,560	$ 62,540	$ 14,594	$ 39,189	$ 13,190	$ 66,973	$ 15,945	$ 45,643	$ 14,305	$ 75,893
Operating Property Expense	(585)	(3,448)	(2,886)	(6,919)	(842)	(3,394)	(2,874)	(7,110)	(1,083)	(5,071)	(3,203)	(9,357)
Property Tax Expense	(1,013)	(2,480)	(2,052)	(5,545)	(1,059)	(2,706)	(2,057)	(5,822)	(1,235)	(2,940)	(1,890)	(6,065)
Property Management Fees	(63)	(148)	(219)	(430)	(63)	(237)	(222)	(522)	(63)	(312)	(214)	(589)
TOTAL NOI	12,320	28,923	8,403	49,646	12,630	32,852	8,037	53,519	13,564	37,320	8,998	59,882
NON-CASH ADJUSTMENTS:												
Straight Line Rent	(107)	(2,831)	293	(2,645)	(117)	(4,457)	315	(4,259)	(135)	(4,784)	264	(4,655)
In-Place Lease Amortization	(96)	(67)	(128)	(291)	(95)	99	(126)	(122)	(93)	(702)	(128)	(923)
Deferred Termination Income	—	—	—	—	(24)	—	—	(24)	(36)	—	(508)	(544)
Deferred Ground/Office Lease	—	439	(4)	435	—	433	—	433	—	433	—	433
Other Intangible Amortization	—	372	—	372	—	368	—	368	—	377	—	377
Inducement Amortization	—	49	—	49	—	101	—	101	—	79	—	79
TOTAL CASH NOI	$ 12,117	$ 26,885	$ 8,564	$ 47,566	$ 12,394	$ 29,396	$ 8,226	50,016	$ 13,300	$ 32,723	$ 8,626	$ 54,649

Peakstone REALTY TRUST

64

Notes & Definitions

Normalized EBITDAre

"Normalized EBITDAre" is a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Normalized EBITDAre, as defined by the Company, represents EBITDAre(as defined by NAREIT), modified to exclude items such as acquisition-related expenses, employee separation expenses and other items that we believe are not indicative of the performance of our portfolio. Normalized EBITDAre also excludes the Normalized EBITDAre impact of properties sold during the period and extrapolate the operations of acquired properties to estimate a full quarter of ownership (in each case, as if such disposition or acquisition had occurred on the first day of the quarter). We may also exclude the annualizing of other large transaction items such as termination income recognized during the quarter.
Management believes these adjustments to reconcile to Normalized EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides investors a view of the performance of our portfolio over time. However, because Normalized EBITDAre is calculated before recurring cash charges, including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Therefore, Normalized EBITDAre should not be considered as an alternative to net income, as computed in accordance with GAAP. Normalized EBITDAre may not be comparable to similarly titled measures of other companies.

Normalized EBITDAre (Consolidated)

"Normalized EBITDAre (Consolidated)" represents Normalized EBITDAre adjusted to exclude items related to any unconsolidated entities. We calculated Normalized EBITDAre (Consolidated) as follows:

	For the Quarter Ended				
(Unaudited, USD in thousands)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Normalized EBITDAre	$ 58,297	$ 56,898	$ 58,383	$ 57,924	$ 64,350
Adjustment for unconsolidated joint venture	(15,993)	(15,251)	(15,452)	(12,791)	—
Normalized EBITDAre (Consolidated)	$ 42,304	$ 41,647	$ 42,931	$ 45,133	$ 64,350

Management believes these adjustments to reconcile to Normalized EBITDAre (Consolidated) provides investors a view of the performance of our consolidated portfolio over time. However, because Normalized EBITDAre (Consolidated) is calculated before recurring cash charges, including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Therefore, Normalized EBITDAre (Consolidated) should not be considered as an alternative to net income, as computed in accordance with GAAP. Normalized EBITDAre(Consolidated) may not be comparable to similarly titled measures of other companies.

Peakstone REALTY TRUST

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66 Notes & Definitions (continued) Operating Margin "Operating Margin" is NOI/Revenue. Per Share "Per Share" data represents basic and diluted shares and reflects the impact of the Company's one-for-nine reverse share split. Pro Rata "Pro rata" represents the Company's share of the unconsolidated joint venture. Same Store "Same store" portfolio means properties which were held for a full period compared to the same period in the prior year. Unencumbered Assets "Unencumbered Assets" are properties not secured by a mortgage debt or included in the Revolver's borrowing base calculation. WALT “WALT” is weighted average lease term (in years). This is the average remaining lease term for all leases combined, weighted based on Annualized Base Rent.